As filed with the Securities and Exchange Commission on December 7, 2020

File No. 333-248437

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

AMENDMENT NO. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MADISON TECHNOLOGIES, INC.

Nevada
(State or jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

240 Vaughan Drive, Suite 200, Alpharetta, GA 30009

206-203-0474

(Address, including zip code, and telephone number, including area code,

of registrant’s principle executive offices)

(Name, address, including zip code, and telephone number, including area code,

of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [X]	Smaller reporting company [X]
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

Calculation of Registration Fee

Title of each Class of Securities To be Registered	Amount to be registered(1)	Proposed maximum Offering price per share (2)(3)(4)(5)	Proposed maximum aggregate Offering price	Amount of registration fee
Common Stock, par value $0.001 per share, to be offered by the issuer	50,000,000	$0.05	2,500,000	$324.50

Total	50,000,000	$0.05	2,500,000	$324.50

(1)	In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457 of the Securities Act.

(3)	Offering price has been arbitrarily determined by the Board of Directors.

(4)	The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o).

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PRELIMINARY PROSPECTUS

MADISON TECHNOLOGIES, INC.

50,000,000 Shares of Common Stock Offered by the Company

$0.05 per share

This is the initial public offering of our common stock, par value $0.001 per share. We are selling 50,000,000 shares of our common stock.

This offering will terminate on the date which is 180 days from the effective date of this prospectus, although we may close the offering on any date prior if the offering is fully subscribed or upon the vote of our board of directors.

We currently expect the initial public offering price of the shares we are offering to be $0.05 per share of our common stock.

The Company is quoted on the OTC market and there is a limited established market for our stock. The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

Shareholders of our common stock do not have voting control over the Company. In addition to our common stock, the Company has 100,000 authorized shares of shares of Series A Convertible Preferred Stock, par value $0.001, of which 92,999 are issued and outstanding, which are convertible into shares of the Company’s Common Stock equal to 95% of the issued and outstanding shares of Common Stock post-closing, with a 9.99% conversion cap and anti-dilution rights for twenty-four (24) months. The Company also has authorized 100 Shares of Series B Super Voting Preferred Stock, par value $0.001, which entitle the holder thereof to majority voting control of the Company by virtue of the 51% Super Voting rights attributed to the holder of the Series B Super Voting Preferred Stock. Our CEO and Director, Jeffrey Canouse, owns all 100 Shares of Series B Super Voting Preferred Stock, entitling him to 51% of the aggregate votes taken by shareholders of any class on all matters being voted upon. This effectively gives Mr. Canouse voting control over all decisions by the Company.

Investing in our common stock involves a high degree of risk. See “Risk Factors” for certain risks you should consider before purchasing any shares in this offering. This prospectus is not an offer to sell these securities and it is not the solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

The offering is being conducted on a self-underwritten, best efforts basis, which means our management will attempt to sell the shares being offered hereby on behalf of the Company. There is no underwriter for this offering.

Completion of this offering is not subject to us raising a minimum offering amount. We do not have an arrangement to place the proceeds from this offering in an escrow, trust or similar account. Any funds raised from the offering will be immediately available to us for our immediate use.

Any purchaser of common stock in the offering may be the only purchaser, given the lack of a minimum offering amount.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Company does not plan to use this offering prospectus before the effective date.

Proceeds to Company in Offering

	Number of Shares	Offering Price(1)	Underwriting Discounts & Commissions	Gross Proceeds
Per Share
25% of Offering Sold	12,500,000	$0.05	$0	$625,000
50% of Offering sold	25,000,000	0.05	0	1,250,000
75% of Offering Sold	37,500,000	0.05	0	1,875,000
Maximum Offering sold	50,000,000	$0.05	$0	$2,500,000

(1)	Assuming a public offering price of $0.05 per share, as set forth on the cover page of this prospectus.

ii

iii

ABOUT THIS PROSPECTUS

In making your investment decision, you should only rely on the information contained in this prospectus. We have not authorized anyone to provide you with any other or different information. If anyone provides you with information that is different from, or inconsistent with, the information in this prospectus, you should not rely on it. We believe the information in this prospectus is materially complete and correct as of the date on the front cover. We cannot, however, guarantee that the information will remain correct after that date. For that reason, you should assume that the information in this prospectus is accurate only as of the date on the front cover and that it may not still be accurate on a later date. This document may only be used where it is legal to sell these securities. The information contained in this prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sales of our shares of common stock.

You should not interpret the contents of this prospectus to be legal, business, investment or tax advice. You should consult with your own advisors for that type of advice and consult with them about the legal, tax, business, financial and other issues that you should consider before investing in our common stock.

This prospectus does not offer to sell, or ask for offers to buy, any shares of our common stock in any state or other jurisdiction in which such offer or solicitation would be unlawful or where the person making the offer is not qualified to do so.

No action is being taken in any jurisdictions outside the United States to permit a public offering of our common stock or possession or distribution of this prospectus in those jurisdictions. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions that apply in those jurisdictions to this offering or the distribution of this prospectus. In this prospectus, unless the context otherwise denotes, references to “we,” “us,” “our,” “MDEX” and the “Company” refer to Madison Technologies, Inc.

iv

SUMMARY

The following summary highlights material information in this prospectus. It may not contain all the information that is important to you. For additional information, you should read this entire prospectus carefully, including “Risk Factors” the financial statements and the notes to the financial statements.

Organizational History

Summary

Madison Technologies Inc. (“Madison”) is a Nevada corporation that was incorporated on June 15, 1998. Madison was initially incorporated under the name “Madison-Taylor General Contractors, Inc.” Effective May 24, 2004, Madison changed its name to “Madison Explorations, Inc.” by a majority vote of the shareholders. Effective March 9, 2015, Madison changed its name to “Madison Technologies Inc,” by a majority vote of the shareholders.

On September 16, 2016, pursuant to the terms of the Product License Agreement Madison was granted the rights to distribute Tuffy Pack’s product line of line custom inserts that provide a level of personal protection from ballistic threats similar to what law enforcement officers wear daily as bullet proof vests.

The distribution of Tuffy Pack’s product line was the Company’s principal business until July 17, 2020, when the Company acquired the Casa Zeta-Jones Brand License Agreement (the “License Agreement”) from Luxurie Legs, LLC (the “Acquisition”). Pursuant to the Acquisition, the Company is now focused on the Casa Zeta-Jones Brand License Agreement and is thus no longer distributing the Tuff Pack’s product line.

On September 25, 2020, the Company entered into an agreement to acquire Fifty-One percent (51%) of the total outstanding shares of Posto Del Sole, Inc. with an option to acquire the remaining Forty-Nine percent (49%) within eighteen (18) months from the date of closing. Pursuant to this acquisition, the Company is now focused on the Casa Zeta-Jones Brand License Agreement as well as focusing on Posto Del Sole’s direct to consumer delivery of luxury jewelry for a broad range of preferences and various price points, and is thus no longer distributing the Tuff Pack’s product line.

Madison maintains its statutory resident agent’s office at 1859 Whitney Mesa Drive, Henderson, Nevada, 89014 and its business office is located at 240 Vaughan Drive, Suite 200, Alpharetta, GA 30009. Madison’s office telephone number is 206-203-0474

Madison has an authorized capital of 500,000,000 shares of Common Stock with a par value of $0.001 per share, of which 19,842,565 shares of Common Stock are currently issued and outstanding.

In addition to our common stock, the Company has 100,000 authorized shares of shares of Series A Convertible Preferred Stock, par value $0.001, of which 92,999 are issued and outstanding, which are convertible into shares of the Company’s Common Stock equal to 95% of the issued and outstanding shares of Common Stock post-closing, with a 9.99% conversion cap and anti-dilution rights for twenty-four (24) months. The Company also has authorized 100 Shares of Series B Super Voting Preferred Stock, par value $0.001, which entitle the holder thereof to majority voting control of the Company by virtue of the 51% Super Voting rights attributed to the holder of the Series B Super Voting Preferred Stock. Our CEO and Director, Jeffrey Canouse, owns all 100 Shares of Series B Super Voting Preferred Stock, entitling him to 51% of the aggregate votes taken by shareholders of any class on all matters being voted upon. This effectively gives Mr. Canouse voting control over all decisions by the Company.

Madison has not been involved in any bankruptcy, receivership or similar proceedings. There has been no material reclassification, merger consolidation or purchase or sale of a significant amount of assets not in the ordinary course of Madison’s business.

Description of Business of Madison

On September 16, 2016, Madison was granted the rights to distribute Tuffy Pack’s product line pursuant to the terms and conditions of a product license agreement. The distribution of Tuffy Pack’s product line was the Company’s principal business until July 17, 2020, when the Company acquired the acquired the Casa Zeta-Jones Brand License Agreement (the “License Agreement”) from Luxurie Legs, LLC (the “Acquisition”). Pursuant to the Acquisition, the Company is now focused on the Casa Zeta-Jones Brand License Agreement and is thus no longer distributing the Tuff Pack’s product line.

In addition, the Company entered into an agreement to acquire Fifty-One percent (51%) ownership in Posto Del Sole on September 25, 2020 and will also be focusing on Posto’s direct to consumer designer luxury jewelry for a broad range of preferences and various price points.

Product and Services

The Casa Zeta-Jones Brand License Agreement (the “License Agreement”) allows Madison to market, via e-commerce, directly to consumers worldwide, a line of ladies razors and shave accessories such as foams, creams, balms, smoothers, etc. (the “Licensed Products”) bearing the brand Name CASA ZETA-JONES, using a subscription format.

The acquisition of Posto Del Sole (PDS) allows Madison to market, via e-commerce, direct to consumers worldwide, a line of designer jewelry and collections, each with their own niche and meaning. PDS currently has five collections including Brookland, Catena, Rivette, Landmark and Token.

1

Markets

Casa Zeta-Jones: The market for the Licensed Products includes women worldwide who wish to purchase luxury-branded razors and shave accessories, such as foams, creams, balms, smoothers, etc. via subscription.

Posto Del Sole: The market for direct to consumer designer luxury jewelry includes women and men from every age and background throughout the world, corporations, charities, social and environmental organizations via direct purchase and input on design with PDS designers.

Distribution Methods

The License Agreement allows Madison the exclusive right to distribute the Licensed Products via e-commerce, direct to consumer only.

Status of Licensed Products

The Licensed Products will be supplied exclusively by manufacturers approved by the Licensor.

PDS owns their collection brand names and will utilize local manufacturers to realize supply chain efficiency.

Competitive Conditions

Madison will be competing with other online retail companies possessing greater financial resources and technical facilities than Madison in connection with the sale of similar products. Many of the competitors have a very diverse portfolio and have not confined their market to one product or line of products, but offer a wide array of products. All of these competitors have been in business for longer than Madison and may have established more strategic partnerships and relationships than Madison.

Posto Del Sole: While Madison will have competition from traditional jewelers who have decades of experience and are well funded, most brick and mortar jewelers have been slow to embrace e-commerce which has opened the door to emerging brands, such as Posto, that possess expertise in online retail. Many of our competitors have offered the same designs from the same suppliers for many years, while Posto offers a catalog of unique jewelry and allows for custom designs to fit consumers specifications.

2

Raw Materials and Equipment

Madison does not require raw materials as Madison will purchase all the Licensed Products directly from manufacturers. Madison will require equipment related to online retailing including but not limited to the use of URL’s for its online stores, warehousing facilities (leased on a month to month basis), software systems for inventory control and order fulfillment (leased on a month to month basis)

Posto Del Sole does not require raw materials and will rely on local manufacturers for its supply chain in product development.

Principal Suppliers

At present Madison is in the process of selecting suppliers who will provide all its principal supplies.

Dependence on Customers

Currently, Madison is not and will not be dependent on one or a few major customers.

Technology and Intellectual Property

Madison does not own, either legally or beneficially, any patents or trademarks.

Governmental and Industry Regulations

Madison will be subject to federal and state laws and regulations that relate directly or indirectly to its operations including federal securities laws. Madison will also be subject to common business and tax rules and regulations pertaining to the operation of its business.

Research and Development Activities and Costs

Madison has not spent any funds on research and development activities to date.

Compliance with Environmental Laws

Madison’s current operations are not subject to any environmental laws.

Facilities

Madison does not own or rent facilities of any kind at the date of this filing. Madison’s plan of operation may require the use of warehousing facilities to store inventory and fulfill customer orders, these may be leased on a month to month basis as required.

Madison plans to conduct its operations from the office of its president until Madison is in a position to commence and expand operations.

Number of Total Employees and Number of Full Time Employees

Madison does not have any employees other than the directors and officers of Madison.

3

Item 1A. Risk Factors.

Madison is a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and is not required to provide the information required under this item.

Item 1B. Unresolved Staff Comments.

Madison is a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and is not required to provide the information required under this item.

Item 2. Properties.

Madison’s executive offices are located at 240 Vaughan Drive, Suite 200, Alpharetta, GA 30009.

Madison currently has no interest in any property.

Item 3. Legal Proceedings.

Madison is not a party to any pending legal proceedings and, to the best of Madison’s knowledge, none of Madison’s property or assets are the subject of any pending legal proceedings.

Item 4. Mine Safety Disclosures.

There are no current mining activities at the date of this report.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth certain information known to the Company with respect to the beneficial ownership as of August 14, 2020, by (i) all persons who are beneficial owners of five percent (5%) or more of the Company’s common stock, (ii) each director and nominee, (iii) the executive officers, and (iv) all current directors and executive officers as a group.

Name and Address(1)	Number of Shares Beneficially Owned	Percentage of Class(2)

Named Directors and Officers
Jeffrey Canouse, Chairman and CEO(3)	6,177,000	31%

All Officers and Directors as a Group (1 person)	6,177,000	31%

1)	240 Vaughan Drive, Suite 200, Alpharetta, GA 30009
2)	Based on a total of 19,842,565 shares of common stock outstanding on August 14, 2020.
3)	Mr. Canouse also owns all 100 shares of the Company’s Series B Super Voting Preferred Stock

4

Issuances under the Compensation Plan

The following table provides information as of December 31, 2019 regarding compensation plans under which equity securities of the Company are authorized for issuance.

Plan category	Number of securities to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options	Number of options remaining available for future issuance under Equity Compensation Plans
Equity Compensation Plans approved by shareholders	-	$0	18
Equity Compensation Plans not approved by shareholders	-	0	-
Total	-	$0	18

Note: Only restricted shares of common stock were issued pursuant to this plan.

Changes in Control

We are not aware of any arrangements that may result in “changes in control” as that term is defined by the provisions of Item 403(c) of Regulation S-K.

Certain Relationships and Related Transactions, and Director Independence

The Company receives periodic advances from its principal executive officer based upon the Company’s cash flow needs. In 2008, the then current President advanced the Company $561 repayable without interest or any other terms. The unpaid balance as of October 23, 2018 was $261. The President advanced a further $229 (CAD $300) to cover out of pocket expenditures. On October 23, 2018, the Company entered into a convertible note payable with the President by combining the two advances to the aggregate amount of $490. The note payable is due on demand and may be convertible to common stock of the Company at $0.05 per share. There were no other related party transactions during the period ended December 31, 2019 or the year ended December 31, 2018. The loan has been included in Note 5.

Director Independence

The common stock of the Company is currently quoted on the OTC Markets, a quotation system which currently does not have director independence requirements. On an annual basis, each director and executive officer will be obligated to disclose any transactions with the Company in which a director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest in accordance with Item 407(a) of Regulation S-K. Following completion of these disclosures, the Board will make an annual determination as to the independence of each director using the current standards for “independence” that satisfy the criteria for the NASDAQ.

At this time, the Company does not have any independent directors.

Principal Accountant Fees and Services

The following table presents the aggregate fees for professional audit services and other services rendered by K. R. Margetson Ltd., our independent registered public accountants which performed the audit for the years ended December 31, 2019 and December 31, 2018. Fees for the years ended December 31, 2019 and 2018 were as follows:

	2019	2018
Audit Fees	$8,900	$8,900
Audit-Related Fees	-	-
Total Audit and Audit-Related Fees	8,900	8,900
Tax Fees	-	-
All Other Fees	-	-

Total	$8,900	$8,900

Audit Fees. This category includes the audit of the Company’s consolidated financial statements, and reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q. It also includes advice on accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, and services which are normally provided in connection with regulatory filings, or in an auditing engagement.

Audit Related Fees, tax and other fees. No other fees under these categories were paid in 2019 and 2018.

Quantitative And Qualitative Disclosures About Market Risk

Not Applicable.

5

THE OFFERING

Issuer:	Madison Technologies, Inc.

Common stock offered by us:	50,000,000 shares at $0.05 per share

Common stock outstanding before the offering:	19,842,565 shares

Common stock to be outstanding after the offering:	69,842,565 shares

Use of proceeds:

We expect to receive net proceeds from this offering of approximately $0.05 per share assuming all the shares offered hereby are sold and after deducting estimated offering expenses payable by us.

We intend to use the net proceeds of the offering for working capital and other general corporate purposes. See “Use of Proceeds.”

Dividend policy:	We have never declared or paid cash dividends on our common stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. We do not intend to pay cash dividends in respect of our common stock in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors.

Risk factors:	Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

6

RISK FACTORS

Risk Factors

Risks Related To Our Business and Industry

WE HAVE HAD LIMITED OPERATIONS, HAVE INCURRED LOSSES SINCE INCEPTION, HAVE LIMITED CASH TO SUSTAIN OUR OPERATIONS, AND WE NEED ADDITIONAL CAPITAL TO EXECUTE OUR BUSINESS PLAN AND RECEIVED A GOING CONCERN OPINION IN PRIOR PERIODS.

The Company has suffered recurring losses. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The recoverability of a major portion of the recorded asset amounts shown in the accompanying consolidated balance sheet is dependent upon continued operations of the Company, which in turn, is dependent upon the Company’s ability to raise capital and/or generate positive cash flows from operations.

Management plans to achieve profitability by increasing its business through opening additional retail stores. There can be no assurance that the Company can raise the required capital to support operations or increase sales to achieve profitable operations. These consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

WE HAVE RECENTLY CHANGED OUR BUSINESS MODEL FOLLOWING THE ACQUISITION OF THE CASA-ZETA JONES LICENSING AGREEMENT AND THE ACQUISITION OF POSTO DEL SOLE

Effective on July 17, 2020, the Company’s business model changed when we acquired the Casa Zeta-Jones Brand License Agreement from Luxurie Legs, LLC. Although the Company had previous experience in marketing the Tuffy Packs product line, we are entering a new and unrelated market selling luxury-branded ladies razors and shave accessories such as foams, creams, balms, smoothers, etc.by subscription. In addition, on September 25, 2020, the Company entered into an agreement to acquire 51% of direct to consumer luxury jewelry designer Posto Del Sole. Posto, so our business model will also include providing luxury quality jewelry for a broad range of preferences and various price points.

A DECLINE IN DISCRETIONARY CONSUMER SPENDING MAY ADVERSELY AFFECT OUR INDUSTRY, OUR OPERATIONS, AND ULTIMATELY OUR PROFITABILITY.

Luxury products, those which may be offered under the Casa Zeta-Jones Brand License Agreement and the designer Jewelry offered by Posto Del Sole, are discretionary purchases for consumers. Any reduction in consumer discretionary spending or disposable income may affect our industry more significantly than other industries. Many economic factors outside of our control could affect consumer discretionary spending, including the financial markets, consumer credit availability, prevailing interest rates, energy costs, employment levels, salary levels, and tax rates. Any reduction in discretionary consumer spending could materially adversely affect our business and financial condition.

THERE IS A RISK ASSOCIATED WITH COVID-19

The Company’s operations may be affected by the recent and ongoing outbreak of the coronavirus disease (COVID-19) which in March 2020, was been declared a pandemic by the World Health Organization. The ultimate disruption which may be caused by the outbreak is uncertain; however, it may result in a material adverse impact on the Company’s financial position, operations and cash flows. Possible areas that may be affected include, but are not limited to, disruption to the Company’s customers and revenue, labor workforce, unavailability of products and supplies used in operations, and the decline in value of assets held by the Company, including property and equipment.

OUR OPERATING RESULTS MAY BE ADVERSELY IMPACTED BY WORLDWIDE POLITICAL AND ECONOMIC UNCERTAINTIES AND SPECIFIC CONDITIONS IN THE MARKETS WE ADDRESS.

In the recent past, general worldwide economic conditions have experienced a downturn due to slower economic activity, concerns about inflation, increased energy costs, decreased consumer confidence, and reduced corporate profits and capital spending, and adverse business conditions. Any continuation or worsening of the current global economic and financial conditions could materially adversely affect (i) our ability to raise, or the cost of, needed capital, (ii) demand for our current and future products and (iii) our ability to commercialize products. We cannot predict the timing, strength, or duration of any economic slowdown or subsequent economic recovery, worldwide, or in the display industry.

THE LOSS OF THE SERVICERS OF OUR KEY EMPLOYEES, PARTICULARLY THE SERVICES RENDERED BY OUR CHIEF EXECUTIVE OFFICER AND DIRECTOR, MR. JEFFREY CANOUSE, COULD HARM OUR BUSINESS.

We believe our success will depend, to a significant extent, on the efforts and abilities of Jeffrey Canouse, our Chief Executive Officer. If we lost Mr. Canouse, we would be forced to expend significant time and money in the pursuit of a replacement, which would result in both a delay in the implementation of our business plan and the diversion of limited working capital. We can give you no assurance that we could find a satisfactory replacement for Mr. Canouse at all, or on terms that are not unduly expensive or burdensome.

OUR FUTURE SUCCESS DEPENDS UPON, IN LARGE PART, OUR CONTINUING ABILITY TO ATTRACT AND RETAIN QUALIFIED PERSONNEL.

If we grow and implement our business plan, we will need to add managerial talent to support our business plan. There is no guarantee that we will be successful in adding such managerial talent. These professionals are regularly recruited by other companies and may choose to change companies. Given our relatively small size compared to some of our competitors, the performance of our business may be more adversely affected than our competitors would be if we lose well-performing employees and are unable to attract new ones.

7

BECAUSE WE DEPEND ON OUR ABILITY TO IDENTIFY AND RESPOND TO FASHION TRENDS, IF WE MISJUDGE THESE TRENDS, OUR ABILITY TO MAINTAIN AND GAIN MARKET SHARE WILL BE AFFECTED.

Our ability to maximize the value of the Casa Zeta-Jones Brand License Agreement and Posto Del Sole’s collections is subject to rapidly changing fashion trends and shifting consumer demands. Accordingly, our success may depend on the priority that our target customers place on fashion and our ability to anticipate, identify, and capitalize upon emerging fashion trends. If we misjudge fashion trends or are unable to adjust our products in a timely manner, our net sales may decline or fail to meet expectations and any excess inventory may be sold at lower prices.

OUR ABILITY TO MAINTAIN OR INCREASE OUR REVENUES COULD BE HARMED IF WE ARE UNABLE TO STRENGTHEN AND MAINTAIN OUR LICENSED BRANDS’ IMAGE.

We believe that primary factors in determining customer buying decisions are determined by price, confidence in the merchandise and quality associated with a brand. The ability to differentiate products from competitors of the Company is a factor in attracting consumers. However, if the Company’s ability to promote its licensed brands fails to increase brand recognition, its ability to generate revenues may suffer.

IF WE WERE TO EXPERIENCE SUBSTANTIAL DEFAULTS BY OUR CUSTOMERS ON ACCOUNTS RECEIVABLE, THIS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR LIQUIDITY AND RESULTS OF OPERATIONS.

If customers responsible for a large amount of accounts receivable were to become insolvent or otherwise unable to pay for our products, or to make payments in a timely manner, our liquidity and results of operations could be materially adversely affected. An economic or industry downturn could materially affect the ability to collect these accounts receivable, which could then result in longer payment cycles, increased collections costs and defaults in excess of management’s expectations. A significant deterioration in the ability to collect on accounts receivable could affect our cash flow and working capital position.

WE HAVE OUTSTANDING DEBTS AND THE REPAYMENT OF THESE DEBTS WILL AFFECT OUR LIQUIDITY

The Company has existing outstanding debts, including convertible notes owed to various parties. The repayment of these debts will have a negative impact on our cash flow, and will affect our ability to invest in our operations in order to achieve our goals. The Company is also likely to incur additional debt in the future, some of which will likely be in the form of convertible promissory notes which, if not repaid, could be converted into our common stock, resulting in further dilution.

WE MAY NOT BE ABLE TO INCREASE SALES OR OTHERWISE SUCCESSFULLY OPERATE OUR BUSINESS, WHICH COULD HAVE A SIGNIFICANT NEGATIVE IMPACT ON OUR FINANCIAL CONDITION.

We believe that the key to our success is to increase our revenues and available cash. We may not have the resources required to promote our business and its potential benefits. If we are unable to gain market acceptance of our business, we will not be able to generate enough revenue to achieve and maintain profitability or to continue our operations.

We may not be able to increase our sales or effectively operate our business. To the extent we are unable to achieve sales growth, we may continue to incur losses. We may not be successful or make progress in the growth and operation of our business. Our current and future expense levels are based on operating plans and estimates of future sales and revenues and are subject to increase as strategies are implemented. Even if our sales grow, we may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall.

Further, if we substantially increase our operating expenses to increase sales and marketing, and such expenses are not subsequently followed by increased revenues, our operating performance and results would be adversely affected and, if sustained, could have a material adverse effect on our business. To the extent we implement cost reduction efforts to align our costs with revenue, our sales could be adversely affected.

8

WE MAY NEED ADDITIONAL FINANCING WHICH WE MAY NOT BE ABLE TO OBTAIN ON ACCEPTABLE TERMS. IF WE ARE UNABLE TO RAISE ADDITIONAL CAPITAL, AS NEEDED, THE FUTURE GROWTH OF OUR BUSINESS AND OPERATIONS COULD BE SEVERELY LIMITED.

A limiting factor on our growth is our limited capitalization, which could impact our ability to execute on our business plan. If we raise additional capital through the issuance of debt, this will result in increased interest expense. If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of the Company held by existing shareholders will be reduced and our shareholders may experience significant dilution. In addition, new securities may contain rights, preferences or privileges that are senior to those of our Common Stock. If additional funds are raised by the issuance of debt or other equity instruments, we may become subject to certain operational limitations (for example, negative operating covenants). There can be no assurance that acceptable financing necessary to further implement our business plan can be obtained on suitable terms, if at all. Our ability to develop our business, fund expansion, develop or enhance products or respond to competitive pressures, could suffer if we are unable to raise the additional funds on acceptable terms, which would have the effect of limiting our ability to increase our revenues or possibly attain profitable operations in the future.

WE MAY BE UNABLE TO MANAGE GROWTH, WHICH MAY IMPACT OUR POTENTIAL PROFITABILITY.

Successful implementation of our business strategy requires us to manage our growth. Growth could place an increasing strain on our management and financial resources. To manage growth effectively, we will need to:

●	Establish definitive business strategies, goals and objectives;
●	Maintain a system of management controls; and
●	Attract and retain qualified personnel, as well as, develop, train and manage management-level and other employees.

If we fail to manage our growth effectively, our business, financial condition or operating results could be materially harmed, and our stock price may decline.

Risks Related to Our Common Stock

OUR COMMON STOCK IS CURRENTLY QUOTED ON THE OTC MARKETS (OTCQB), WHICH MAY HAVE AN UNFAVORABLE IMPACT ON OUR STOCK PRICE AND LIQUIDITY.

Our common stock is quoted on the OTCQB, an over-the-counter electronic quotation system maintained by the OTC Markets. The quotation of our shares on the OTCQB may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future.

HOLDERS OF OUR COMMON STOCK WILL ALWAYS BE OUTVOTED BY OUR PREFERRED STOCKHOLDERS

Shareholders of our common stock do not have voting control over the Company. In addition to our common stock, the Company has 100,000 authorized shares of shares of Series A Convertible Preferred Stock, par value $0.001, of which 92,999 are issued and outstanding, which are convertible into shares of the Company’s Common Stock equal to 95% of the issued and outstanding shares of Common Stock post-closing, with a 9.99% conversion cap and anti-dilution rights for twenty-four (24) months. The Company also has authorized 100 Shares of Series B Super Voting Preferred Stock, par value $0.001, which entitle the holder thereof to majority voting control of the Company by virtue of the 51% Super Voting rights attributed to the holder of the Series B Super Voting Preferred Stock. Our CEO and Director, Jeffrey Canouse, owns all 100 Shares of Series B Super Voting Preferred Stock, entitling him to 51% of the aggregate votes taken by shareholders of any class on all matters being voted upon. This effectively gives Mr. Canouse voting control over all decisions by the Company.

THERE IS LIMITED LIQUIDITY ON THE OTCQB, WHICH ENHANCES THE VOLATILE NATURE OF OUR EQUITY.

When fewer shares of a security are being traded on the OTCQB, volatility of prices may increase and price movement may outpace the ability to deliver accurate quote information. Due to lower trading volumes in shares of our common stock, there may be a lower likelihood that orders for shares of our common stock will be executed, and current prices may differ significantly from the price that was quoted at the time of entry of the order.

9

OUR COMMON STOCK IS CONSIDERED A “PENNY STOCK,” AND IS SUBJECT TO ADDITIONAL SALE AND TRADING REGULATIONS THAT MAY MAKE IT MORE DIFFICULT TO SELL.

Our common stock is considered to be a “penny stock” since it does not qualify for one of the exemptions from the definition of “penny stock” under Section 3a51-1 of the Exchange Act. Our common stock is a “penny stock” because it meets one or more of the following conditions (i) the stock trades at a price less than $5.00 per share; (ii) it is not traded on a “recognized” national exchange; (iii) it is not quoted on the Nasdaq Stock Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company that has been in business less than three years with net tangible assets less than $5 million.

The principal result or effect of being designated a “penny stock” is that securities broker-dealers participating in sales of our common stock will be subject to the “penny stock” regulations set forth in Rules 15-2 through 15g-9 promulgated under the Exchange Act. For example, Rule 15g-2 requires broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document at least two business days before effecting any transaction in a penny stock for the investor’s account. Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor.

This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult and time consuming for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

OUR CURRENT CHIEF EXECUTIVE OFFICER AND SOLE DIRECTOR, MR. JEFFREY CANOUSE HAS SUFFICIENT VOTING POWER TO CONTROL THE VOTE ON SUBSTANTIALLY ALL CORPORATE MATTERS.

Jeffrey Canouse, our chief executive officer and sole director has sufficient voting power to control the vote on substantially all corporate matters. Accordingly, Mr. Canouse will be able to determine the composition of our board of directors, will retain the effective voting power to approve all matters requiring shareholder approval, will prevail in matters requiring shareholder approval, including, in particular the election and removal of directors, and will continue to have significant influence over our business. As a result of his ownership and position in the Company, Mr. Canouse is able to influence all matters requiring shareholder action, including significant corporate transactions.

TRADING OF OUR STOCK MAY BE RESTRICTED BY THE U.S. SECURITIES & EXCHANGE COMMISSION’S PENNY STOCK REGULATIONS, WHICH MAY LIMIT A STOCKHOLDER’S ABILITY TO BUY AND SELL OUR STOCK.

The U.S. Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the U.S. Securities and Exchange Commission, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

10

WE CURRENTLY HAVE A LIMITED ACCOUNTING STAFF, AND IF WE FAIL TO DEVELOP OR MAINTAIN AN EFFECTIVE SYSTEM OF INTERNAL CONTROLS, WE MAY NOT BE ABLE TO REPORT OUR FINANCIAL RESULTS TIMELY AND ACCURATELY OR PREVENT FRAUD, WHICH WOULD LIKELY HAVE A NEGATIVE IMPACT ON THE MARKET PRICE OF OUR COMMON UNITS.

We are subject to the public reporting requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Effective internal controls are necessary for us to provide reliable and timely financial reports, prevent fraud and to operate successfully as a publicly traded partnership.

We prepare our consolidated financial statements in accordance with accounting and principles generally accepted in the United States, but our internal accounting controls may not meet all standards applicable to companies with publicly traded securities. Our efforts to develop and maintain our internal controls may not be successful, and we may be unable to maintain effective controls over our financial processes and reporting in the future or to comply with our obligations under Section 404 of the Sarbanes-Oxley Act of 2002, which we refer to as Section 404. For example, Section 404 requires us, among other things, to annually review and report on, and our independent registered public accounting firm to attest to, the effectiveness of our internal controls over financial reporting. Based on management’s evaluation, as of December 31, 2019, our management concluded that we had several material weaknesses related to our internal controls over financial reporting (See Item 9A).

THE MARKET PRICE FOR OUR COMMON SHARES IS PARTICULARLY VOLATILE GIVEN OUR STATUS AS A RELATIVELY UNKNOWN COMPANY WITH A SMALL AND THINLY TRADED PUBLIC FLOAT, LIMITED OPERATING HISTORY AND LACK OF PROFITS WHICH COULD LEAD TO WIDE FLUCTUATIONS IN OUR SHARE PRICE. YOU MAY BE UNABLE TO SELL YOUR COMMON SHARES AT OR ABOVE YOUR PURCHASE PRICE, WHICH MAY RESULT IN SUBSTANTIAL LOSSES TO YOU.

The market for our common shares is characterized by significant price volatility when compared to the shares of larger, more established companies that trade on a national securities exchange and have large public floats, and we expect that our share price will continue to be more volatile than the shares of such larger, more established companies for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our common shares are, compared to the shares of such larger, more established companies, sporadically and thinly traded. As a consequence of this limited liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand. Secondly, we are a speculative or “risky” investment due to our limited operating history and lack of profits to date, and uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a larger, more established company that trades on a national securities exchange and has a large public float. Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common shares will be at any time, including as to whether our common shares will sustain their current market prices, or as to what effect that the sale of shares or the availability of common shares for sale at any time will have on the prevailing market price.

11

WE WILL CONTINUE TO INCUR INCREASED COSTS AS A RESULT OF BEING A PUBLIC COMPANY, WHICH COULD AFFECT OUR PROFITABILITY AND OPERATING RESULTS.

We voluntarily file annual, quarterly and current reports with the SEC. In addition, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and the rules subsequently implemented by the SEC and the Public Company Accounting Oversight Board have imposed various requirements on public companies, including requiring changes in corporate governance practices. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities of ours more time-consuming and costly. We expect to spend between $50,000 and $100,000 in legal and accounting expenses annually to comply with our SEC reporting obligations and Sarbanes-Oxley. These costs could affect profitability and our results of operations.

WE HAVE NOT PAID DIVIDENDS IN THE PAST AND DO NOT EXPECT TO PAY DIVIDENDS FOR THE FORESEEABLE FUTURE. ANY RETURN ON INVESTMENT MAY BE LIMITED TO THE VALUE OF OUR COMMON STOCK.

No cash dividends have been paid on the Company’s common stock. We expect that any income received from operations will be devoted to our future operations and growth. The Company does not expect to pay cash dividends in the near future. Payment of dividends would depend upon our profitability at the time, cash available for those dividends, and other factors as the Company’s board of directors may consider relevant. If the Company does not pay dividends, the Company’s common stock may be less valuable because a return on an investor’s investment will only occur if the Company’s stock price appreciates.

Where You Can Find Us

Our principal executive offices are located at:

Madison Technologies, Inc.

240 Vaughan Drive, Suite 200, Alpharetta, GA 30009

Our telephone number at this address is: 206-203-0474

Our website address is http://www.madisontech.io

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. These statements relate to future events or our future financial performance. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should” or “will” or the negative of these terms or other comparable terminology.

These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under “Risk Factors.” The following factors, among others, could cause our actual results and performance to differ materially from the results and performance projected in, or implied by, the forward-looking statements:

●	the success of our existing and new technologies;

●	our ability to successfully develop and expand our operations;

●	changes in economic conditions, including continuing effects from the recent recession;

●	damage to our reputation or lack of acceptance of our brands;

●	economic and other trends and developments, including adverse weather conditions, in those local or regional areas in which our operations are concentrated;

●	increases in our labor costs, including as a result of changes in government regulation;

12

●	labor shortages or increased labor costs;

●	increasing competition in the industry in general;

●	changes in attitudes or negative publicity regarding drug safety and health concerns;

●	the success of our marketing programs;

●	potential fluctuations in our quarterly operating results due to new products and other factors;

●	the effect on existing products of focusing on other products in the same markets;

●	of our management team;

●	strain on our infrastructure and resources caused by our growth;

●	the impact of federal, state or local government regulations relating to the industry;

●	the impact of litigation;

●	statements regarding our goals, intentions, plans and expectations, including the introduction of new products and markets and locations we intend to target in the future;

●	statements regarding the anticipated timing and impact of our pending acquisitions;

●	statement regarding our expectation with respect to the potential issuance of stock or shares in connection with our acquisitions or in connection with providing services to client companies.; and

●	statement with respect to having adequate liquidity.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

●	changes in the pace of legislation;

●	other regulatory developments that could limit the market for our products;

●	our ability to successfully integrate acquired entities;

●	competitive developments, including the possibility of new entrants into our primary markets;

●	the loss of key personnel; and

●	other risks discussed in this document.

All forward-looking statements in this document are based on information currently available to us as of the date of this prospectus, and we assume no obligation to update any forward-looking statements other than as required by law.

13

USE OF PROCEEDS

Because the offering is a best-efforts offering, we are presenting this information assuming that we sell 25%, 50% and 100% of the shares offered hereby. For purposes of this table, we used $0.05, the per-share offering price.

	25%	50%	100%
Product Development	$25,000	$50,000	$100,000
Advertising and Marketing	150,000	300,000	600,000
Expansion of Online Operations	25,000	50,000	100,000
Working Capital	375,000	785,000	1,605,000
General Administrative Expenses	15,000	30,000	60,000
Estimated expenses of the offering	35,000	35,000	35,000
Gross proceeds from the offering	$625,000	$1,250,000	$2,500,000

As shown in the table above, we intend to use the net proceeds as follows:

Product Development:

Encompasses designs, 3D, coloring, molds, prototype razors, tubes, formula lab, box design, box prototype and fulfillment.

Marketing:

Approximately $25,000 per month for each CZJ and Posto Del Sole for a total of $50,000 per month x 12 months = $600,000

Online Operations:

Includes website design, development, support, back end, and transaction (shopping) support.

Working Capital:

G&A:

General and administrative expenses pertain to operating expenses rather than to expenses that can be directly related to the production of any goods or services, utilities, insurance and managerial salaries which may come at a later date. This includes auditors, accountants, OTC Markets, Transfer Agent & Miscellaneous filing fees, approximately $15,000 per month x 12 = $60,000

This expected use of the net proceeds from this offering and our existing cash represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development and commercialization efforts, the status of and results from clinical trials, as well as any collaboration that we may enter into with third parties, and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We have no current agreements, commitments or understandings for any material acquisitions or licenses of any products, businesses or technologies.

Our management will have broad discretion over the uses of the net proceeds from this offering. Pending these uses, we intend to invest the net proceeds from this offering in a variety of capital preservation investments, including short-term, interest-bearing investment grade securities, money market accounts, certificates of deposit and direct or guaranteed obligations of the U.S. government.

DETERMINATION OF THE OFFERING PRICE

We currently expect the offering price to be $0.05 per share of our common stock for the shares of stock being offered by us pursuant to this prospectus.

The offering price of the common stock has been arbitrarily determined by our board of directors and bears no relationship to any objective criterion of value. The price does not bear any relationship to the Company’s assets, book value, historical earnings or net worth. In determining the offering price, the board of directors considered such factors as the lack of recent trading prices of the common stock, the board’s perception of our future prospects, past and anticipated operating results, present financial resources and the likelihood of selling the shares of common stock offered hereby. Accordingly, the offering price should not be considered an indication of the actual value of the Company or the common stock.

As noted above you should not consider the offering price as an indication of value of Madison Technologies, Inc. or our common stock. You should not assume or expect that, after the offering, our shares of common stock will trade at or above the offering price in any given time period. Our stock currently is currently quoted on the OTCQB. The market price of our common stock may decline during or after the offering, and you may not be able to sell the underlying shares of our common stock purchased during the offering at a price equal to or greater than the offering price. You should obtain advice from your financial advisor before purchasing shares and make your own assessment of our business and financial condition, our prospects for the future, and the terms of the offering.

14

DILUTION

The offering price of the Shares of Common Stock being offered for sale pursuant to this Offering is substantially higher than the book value per share of the Common Stock. Accordingly, investors purchasing the Shares pursuant to this Offering will experience an immediate and significant dilution in the book value per share of the Shares purchased. We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders. See “Risk Factors-We may require additional capital to finance our operations in the future, but that capital may not be available when it is needed and could be dilutive to existing stockholders” and “We can sell additional shares of common stock without consulting stockholders and without offering shares to existing stockholders, which would result in dilution of stockholders’ interests in Madison Technologies, Inc. and could depress our stock price.”

DILUTION TABLE

The price of the current offering is fixed at $0.05 per common share. This price is significantly higher than the price paid by our Directors and Officers for common equity since the Company’s inception.

Assuming completion of the offering, there will be up to 69,842,565 common shares outstanding. The following table illustrates the per common share dilution that may be experienced by investors at various funding levels based on stockholders’ deficit of $376,566 as of December 31, 2019.

Percentage of funding	100%	75%	50%	25%
Offering price	$0.05	$0.05	$0.05	$0.05
Shares after offering	69,842,565	54,842,565	44,842,565	32,342,565
Amount of net new funding	2,500,000	1,875,000	1,250,000	625,000
Proceeds, net of est. offering costs	2,465,000	1,840,000	1,215,000	590,000
Book value before offering (per share)	$(0.021)	$(0.21)	$(0.021)	$(0.021)
Book value after offering (per share)	$0.030	$0.027	$0.019	$0.007
Increase per share	$0.003	$0.008	$0.012	$0.028
Dilution to investors	$376,566	$376,566	$376,566	$376,566
Dilution as percentage of outstanding shares	0.54%	0.69%	0.84%	1.16%

MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Market Information

Our common stock is quoted on the OTCQB under the trading symbol “MDEX”.

Madison’s Common Stock has been quoted on the OTC Markets under the symbol “MDEX” since April 26, 2006. The following table gives the high and low price information for each fiscal quarter Madison’s common stock has been quoted for the last two fiscal years and for the interim period ended September 30, 2020. The price information was obtained from OTC Markets Group Inc. and reflects inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

15

High & Low Prices(1)
Period ended	High	Low	Source
30 June 2020	$0.100	$0.095	OTC Markets Group Inc.
31 March 2020	$0.100	$0.095	OTC Markets Group Inc.
31 December 2019	$0.188	$0.050	OTC Markets Group Inc.
30 September 2019	$0.050	$0.050	OTC Markets Group Inc.
30 June 2019	$0.095	$0.01	OTC Markets Group Inc.
31 March 2019	$0.100	$0.095	OTC Markets Group Inc.
31 December 2018	$0.101	$0.100	OTC Markets Group Inc.
30 September 2018	$0.150	$0.100	OTC Markets Group Inc.
30 June 2018	$0.200	$0.100	OTC Markets Group Inc.
31 March 2018	$0.180	$0.110	OTC Markets Group Inc.

(1) All high & low price data for all periods reflect Madison’s 10:1 consolidation, which was effective March 11, 2015 Effective March 11, 2015, by a majority vote of the shareholders, Madison consolidated its issued and outstanding shares of common stock, without correspondingly decreasing the number of authorized shares of common stock, on a 10 “old” shares for every one “new” share basis, resulting in a decrease of Madison’s issued and outstanding share capital from 113,020,000 shares to approximately 11,302,000 shares of common stock, not including any rounding up of fractional shares to be issued on consolidation.

Holders

As of August 14, 2020, there were 19,842,565 shares of common stock outstanding, which were held by approximately 39 record holders.

As of the date of this S-1, we have no present commitments to issue shares of our capital stock to any 5% holder, director or nominee, other than pursuant to the exercise of outstanding options as more fully set forth elsewhere in this Form S-1.

Dividends

We have never paid cash dividends on any of our capital stock and we currently intend to retain our future earnings, if any, to fund the development and growth of our business. We do not intend to pay cash dividends to holders of our common stock in the foreseeable future.

16

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Cautionary Note Regarding Forward-Looking Information and Factors That May Affect Future Results

This S-1 contains forward-looking statements regarding our business, financial condition, results of operations and prospects. The Securities and Exchange Commission (the “SEC”) encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This S-1 and other written and oral statements that we make from time to time contain such forward-looking statements that set out anticipated results based on management’s plans and assumptions regarding future events or performance. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance or results of current and anticipated sales efforts, expenses, the outcome of contingencies, such as legal proceedings, and financial results. Factors that could cause our actual results of operations and financial condition to differ materially are set forth in the “Risk Factors” section of our annual report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on April 14, 2020.

We caution that these factors could cause our actual results of operations and financial condition to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

The following discussion should be read in conjunction with our condensed consolidated financial statements and the related notes that appear elsewhere in this S-1.

GENERAL

Madison Technologies Inc. (the “Company”) is a Nevada corporation that was incorporated on June 15, 1998. Madison was initially incorporated under the name “Madison-Taylor General Contractors, Inc.” Effective May 24, 2004, Madison changed its name to “Madison Explorations, Inc.” by a majority vote of the shareholders. Effective March 9, 2015, the Company changed its name to Madison Technologies Inc.

The company maintains its statutory resident agent’s office at 1859 Whitney Mesa Drive, Henderson, Nevada, 89014 and its business office is located 240 Vaughan Drive, Suite 200, Alpharetta, GA 30009. The company’s office telephone number is (206)-203-0474.

The company is authorized to issue up to 500,000,000 shares of Common Stock with a par value of $0.001 per share, of which 19,842,565 shares of Common Stock are currently issued and outstanding as at August 14, 2020.

17

The company has not been involved in any bankruptcy, receivership or similar proceedings. There have been no material reclassifications, merger consolidations or purchase or sale of a significant amount of assets not in the ordinary course of the company’s business, except those disclosed below;

On September 16, 2016 The Company entered into a material definitive agreement with Tuffy Packs, LLC to acquire a licensing agreement for the distribution of Tuffy Pack’s product line into the United Kingdom and 43 European countries. According to the terms and conditions of the product license agreement the Company will pay an aggregate amount of $50,000 for the license to distribute Tuffy Packs’ product line. Tuffy Packs manufactures a line of custom inserts that provide a level of personal protection from ballistic threats similar to what law enforcement officers wear daily as bulletproof vests. The ballistic panels conform to the National Institute of Justice (NIJ) Level IIIA threat requirements.

The distribution of Tuffy Pack’s product line was the Company’s principal business until July 17, 2020, when the Company acquired the acquired the Casa Zeta-Jones Brand License Agreement (the “License Agreement”) from Luxurie Legs, LLC (the “Acquisition”). Pursuant to the Acquisition, the Company is now focused on the Casa Zeta-Jones Brand License Agreement and is thus no longer distributing the Tuff Pack’s product line.

On September 25, 2020, the Company entered into an agreement to acquire Fifty-One percent (51%) of the total outstanding shares of Posto Del Sole, Inc. with an option to acquire the remaining Forty-Nine percent (49%) within eighteen (18) months from the date of closing. Pursuant to this acquisition, the Company is now focused on the Casa Zeta-Jones Brand License Agreement as well as focusing on Posto Del Sole’s direct to consumer delivery of luxury jewelry for a broad range of preferences and various price points, and is thus no longer distributing the Tuff Pack’s product line.

On June 17, 2020, and in connection with the Acquisition, Mr. Jeffrey Canouse was appointed as a member of the Company’s Board of Directors. Mr. Canouse was also appointed to serve as our new Chief Executive Officer, a role which he assumed following the filing of our Quarterly Report on August 14, 2020, at which time Mr. Gallo resigned from all officer and director positions with the Company.

Effective July 14, 2020, the Board of Directors of Madison Technologies, Inc. (the “Company”) approved the creation and issuance of 100,000 shares of Series A Convertible Preferred Stock and 100 shares of Series B Super Voting Preferred Stock pursuant to the conditions precedent to closing the Acquisition Agreement with Luxurie Legs, LLC ratified on July 17, 2020, under which the Company acquired the Casa Zeta-Jones Brand License Agreement (the “License Agreement”) from Luxurie Legs, LLC (“Luxurie”).

On July 17, 2020, The Company Technologies, Inc. (the “Company”) officially ratified an Acquisition Agreement in order to acquire the Casa Zeta-Jones Brand License Agreement (the “License Agreement”) from Luxurie Legs, LLC, a limited liability company organized pursuant to the laws of the State of Delaware (“LUXURIE”), pursuant to which, at the effective time, LUXURIE will transfer all of its right, title and interest in the License Agreement to the Company in exchange for a controlling interest in the Company represented by newly issued preferred stock.

On July 28, 2020, the Company filed a Certificate of Amendment to its Articles of Incorporation and Certificates of Designation establishing the designations, preferences, limitations and relative rights of the Company’s Series A Convertible Preferred Stock and Series B Super Voting Preferred Stock in the State of Nevada.

On September 25, 2020, the Company entered into an agreement to acquire Fifty-One percent (51%) of the total outstanding shares of Posto Del Sole, Inc. with an option to acquire the remaining Forty-Nine percent (49%) within eighteen (18) months from the date of closing. Pursuant to this acquisition, the Company is now focused on the Casa Zeta-Jones Brand License Agreement as well as focusing on Posto Del Sole’s direct to consumer delivery of luxury jewelry for a broad range of preferences and various price points, and is thus no longer distributing the Tuff Pack’s product line.

18

RESULTS OF OPERATIONS

Our financial statements have been prepared assuming that we will continue as a going concern and, accordingly, do not include adjustments relating to the recoverability and realization of assets and classification of liabilities that might be necessary should we be unable to continue in operation. We expect we will require additional capital to meet our long-term operating requirements. We expect to raise additional capital through, among other things, the sale of equity or debt securities.

Nine months ended September 30, 2020 and September 30, 2019

Our net loss for the nine-month period ended September 30, 2020 was $183,903 (2019: $27,638), which consisted of general and administration expenses, management fees, royalties and amortization. We generated $1,164 in revenue during nine-month period in fiscal 2020 compared to $3,049 during the nine-month period in 2019. The increase in expenses in the current fiscal year relate to an increase in both general and administrative expense and management fees related to our online store operations and the amortization of our Casa Zeta-Jones Brand License Agreement obligations.

The weighted average number of shares outstanding was 18,507,072 for the nine-month period ended September 30, 2020 and 17,119,470 for the nine-month period ended September 30, 2019.

Liquidity and Capital Resources

Cash and Working Capital

As at September 30, 2020, Madison had cash of $6,357 and a working capital deficit of $71,336, compared to cash of $1,366 and working capital deficit of $358,377 as at December 31, 2019.

There are no assurances that Madison will be able to achieve further sales of its common stock or any other form of additional financing. If Madison is unable to achieve the financing necessary to continue its plan of operations, then Madison will not be able to continue and its business will fail.

The officers and directors have agreed to pay all costs and expenses of having Madison comply with the federal securities laws (and being a public company, should Madison be unable to do so). Madison’s officers and directors have also agreed to pay the other expenses of Madison, should Madison be unable to do so. To continue its business plan, Madison will need to secure financing for its business development. Madison currently has no source for funding at this time.

If Madison is unable to raise additional funds to satisfy its reporting obligations, investors will no longer have access to current financial and other information about its business affairs

Net Cash Used in Operating Activities

Madison used cash of $197,362 in operating activities during the first nine months of fiscal 2020 compared to cash used of $47,267 in operating activities during the same period in the previous fiscal year.

Net Cash Provided (Used in) Investing Activities

Net cash used in investing activities was $6,647 for the first nine months of fiscal 2020 and nil during the same period in fiscal 2019.

Net Cash Provided by Financing Activities

Net cash flows provided by financing activities of $209,000 for the first nine months of fiscal 2020, were from the proceeds of a convertible note payable. Madison generated $50,000 from share subscriptions during the first nine months of fiscal 2019.

Plan of Operation

Casa Zeta-Jones Brand License Agreement from Luxurie Legs, LLC

Our plan of operation is to deliver the Casa Zeta-Jones brand licensed products into the international markets via to be determined marketing and fulfillment services. The Casa Zeta-Jones brand licensed product line will include razors with a custom designed handle and cartridge system, pre-care products, exclusive shaving products and some of the best after care products on the market today.

Off-balance Sheet Arrangements

Madison has no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

19

Going Concern

Madison has not attained profitable operations and is dependent upon obtaining financing to pursue any extensive business activities. For these reasons, Madison’s auditors stated in their report that they have substantial doubt Madison will be able to continue as a going concern.

Future Financings

Management anticipates continuing to rely on equity sales of Madison’s common stock in order to continue to fund its business operations. Issuances of additional common stock will result in dilution to Madison’s existing stockholders. There is no assurance that Madison will achieve any additional sales of its common stock or arrange for debt or other financing to fund its planned activities.

Material Commitments for Capital Expenditures

At September 30, 2020 Madison had an outstanding liability of $33,500 owing to Tuffy Packs LLC for the purchase of the Product Licensing agreement. As of the date of this filing Madison is in arrears $33,500 according to the Product Licensing Agreement. Please see Exhibit 10.5 Product License Agreement dated March 16, 2016 between Tuffy Packs, LLC and Madison Technologies Inc.

Tabular Disclosure of Contractual Obligations

Madison is a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and is not required to provide the information required under this item.

Critical Accounting Policies

Madison’s financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles in the United States. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management’s application of accounting policies. Management believes that understanding the basis and nature of the estimates and assumptions involved with the following aspects of Madison’s financial statements is critical to an understanding of Madison’s financial statements.

20

Use of Estimates

The preparation of financial statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses in the reporting period. Madison regularly evaluates estimates and assumptions related to the recovery of long-lived assets, donated expenses and deferred income tax asset valuation allowances. Madison bases its estimates and assumptions on current facts, historical experience and various other factors that management believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by Madison may differ materially and adversely from Madison’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

Madison is a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and is not required to provide the information required under this item.

ITEM 4. CONTROLS AND PROCEDURES.

Evaluation of Disclosure Controls and Procedures

Management maintains “disclosure controls and procedures,” as such term is defined in Rule 13a-15(e) under the Securities Exchange Act of 1934 (the “Exchange Act”), that are designed to ensure that information required to be disclosed in Madison’s Exchange Act reports is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission rules and forms, and that such information is accumulated and communicated to management, including Madison’s President and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure.

In connection with the preparation of this quarterly report on Form 10-Q, an evaluation was carried out by management, with the participation of the President and the Chief Financial Officer, of the effectiveness of Madison’s disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act as of September 30, 2020.

Based on the evaluation and the identification of the material weaknesses in Madison’s internal control over financial reporting, as described in its Form 10-K for the year ended December 31, 2009, the President and the Chief Accounting Officer concluded that, as of September 30, 2020, Madison’s disclosure controls and procedures were effective.

Changes in Internal Controls over Financial Reporting

There were no changes in Madison’s internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) during the quarter ended September 30, 2020, that materially affected, or are reasonably likely to materially affect, Madison’s internal control over financial reporting.

Limitations on the Effectiveness of Controls and Procedures

Management, including our President and Chief Financial Officer, does not expect that Madison’s controls and procedures will prevent all potential error and fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met.

21

Plan of Operation

Tuffy Pack License

Our plan of operation since acquiring the Casa Zeta-Jones Brand License Agreement from Luxurie Legs, LLC on July 17, 2020 is to focus on the Casa Zeta-Jones Brand License Agreement. In addition, the Company will also focus on the direct to consumer online luxury designer jewelry market since we entered into an agreement to acquire 51% of Posto Del Sole on September 25, 2020. As such, the Company will no longer continue to deliver the Tuffy Pack licensed products into the European and UK retail and wholesale markets via the use of online market and fulfillment services including but not limited to Amazon.eu, Ebay and Ecwid.

Payments required to be made by the Company under Tuffy Pack Product License Agreement consist of $50,000. At the date of this filing Madison has paid payments of $16,500 of the $50,000. The Company anticipates continued payments will be made under its Product License Agreement of $33,500.

Casa Zeta-Jones Brand License Agreement from Luxurie Legs, LLC

Our plan of operation as of July 17, 2020 is to deliver the Casa Zeta-Jones brand licensed products into the international markets via to be determined marketing and fulfillment services. The Casa Zeta-Jones brand licensed product line will include a custom designed handle and cartridge system, pre-care products, exclusive shaving products and some of the best after care products on the market today.

Posto Del Sole, Inc. Acquisition

In addition to delivering Casa Zeta-Jones brand licensed products, the Company also plans to deliver quality luxury designer jewelry to a broad range of preferences and various pricing points. The PDS products will include existing collections; Brookland, Catena, Rivette, Landmark and Token, as well as jewelry custom designed for customer specifications.

22

Off-balance Sheet Arrangements

Madison has no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Going Concern

Madison has not attained profitable operations and is dependent upon obtaining financing to pursue any extensive business activities. For these reasons, Madison’s auditors stated in their report that they have substantial doubt Madison will be able to continue as a going concern.

Future Financings

Management anticipates continuing to rely on equity sales of Madison’s common stock in order to continue to fund its business operations. Issuances of additional common stock will result in dilution to Madison’s existing stockholders. There is no assurance that Madison will achieve any additional sales of its common stock or arrange for debt or other financing to fund its planned activities.

Material Commitments for Capital Expenditures

At September 30, 2020 Madison had an outstanding liability of $33,500 owing to Tuffy Packs LLC for the purchase of the Product Licensing agreement. As of the date of this filing Madison is in arrears $33,500 according to the Product Licensing Agreement.

Tabular Disclosure of Contractual Obligations

Madison is a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and is not required to provide the information required under this item.

Critical Accounting Policies

Madison’s financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles in the United States. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management’s application of accounting policies. Management believes that understanding the basis and nature of the estimates and assumptions involved with the following aspects of Madison’s financial statements is critical to an understanding of Madison’s financial statements.

23

Use of Estimates

The preparation of financial statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses in the reporting period. Madison regularly evaluates estimates and assumptions related to the recovery of long-lived assets, donated expenses and deferred income tax asset valuation allowances. Madison bases its estimates and assumptions on current facts, historical experience and various other factors that management believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by Madison may differ materially and adversely from Madison’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Results of Operations - Year Ended December 31, 2019 Compared to Year Ended December 31, 2018

During the fiscal year ended December 31, 2019, we incurred net losses of $42,263, compared to our net losses for December 31, 2018 of $53,906. Our losses in the current fiscal year were lower due to a reduction in amortization expense.

We have not attained profitable operations and are dependent upon obtaining financing to complete our proposed business plan. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

Our financial statements have been prepared assuming that we will continue as a going concern and, accordingly, do not include adjustments relating to the recoverability and realization of assets and classification of liabilities that might be necessary should we be unable to continue in operation.

Liquidity and Capital Resources

As of December 31, 2019, Madison had total assets of $6,544, and a working capital deficit of $358,377, compared with a working capital deficit of $366,114 as of December 31, 2018. The decrease in the working capital deficit was primarily due to a reduction in accounts payable and accrued liabilities. The assets consisted of $1,366 in cash and $5,178 in prepaid expenses. The liabilities consisted of $33,655 in accounts payable and accrued liabilities ($48,169 in 2018), $33,500 in license fee payable ($33,500 in 2018), $134,276 in notes payable and accrued interest ($126,498 in 2018), $163,000 in convertible notes payable to third parties ($163,000 in 2018), and $490 in convertible notes payable to a related party.

Under Section 3.01 the Acquisition Agreement with Luxurie Legs, LLC, Madison has issued to date $172,500 in convertible promissory notes, which if not repaid may be convertible into 5,850,000 shares of Madison’s common stock.

There are no assurances that Madison will be able to achieve further sales of its Common Stock or any other form of additional financing. If Madison is unable to achieve the financing necessary to continue its plan of operations, then Madison will not be able to continue its plan of operations and its business will fail.

Net Cash Used in Operating Activities

For the fiscal year ended December 31, 2019, net cash used in operating activities increased to $51,177 compared with $32,967 for the same period in the previous fiscal year. The use of cash was primarily due to a net loss of $42,263 less non-cash items of interest on the convertible debt of $6,141, a reduction in amortization of license, the increase in accounts payable and accruals. Gain on the foreign exchange on notes payable and the balances in prepaid expenses were factors in increasing the cash used in operations.

Net Cash Used in Investing Activities

The Company did not invest any cash in investing activities in either the year ending December 31, 2019 or 2018.

Net Cash Provided by Financing Activities

Net cash flows provided by financing activities was $50,000 for the fiscal year ended December 31, 2019 as compared with financing activities of $32,290 for the same period in the previous fiscal year. The net cash provided by financing activities in fiscal 2019 was from the proceeds of shares issued.

Plan of Operation

Madison’s plan of operation for the next 12 months is to deliver the Casa Zeta-Jones brand licensed products into the international markets via to be determined marketing and fulfillment services. The Casa Zeta-Jones Brand License Agreement (the “License Agreement”) allows Madison to market, via e-commerce, directly to consumers worldwide, a line of ladies razors and shave accessories such as foams, creams, balms, smoothers, etc. (the “Licensed Products”) bearing the brand Name CASA ZETA-JONES, using a subscription format. The Casa Zeta-Jones brand licensed product line will include a custom designed handle and cartridge system, pre-care products, exclusive shaving products and some of the best after care products on the market today. The Company also plans to deliver Posto Del Sole’s jewelry bearing the collection Names; Brookland, Catena, Rivette, Landmark and Token, as well as jewelry custom designed for customer specifications.

24

In addition to the costs associated to Madison’s sales and distribution strategy, management anticipates incurring the following expenses during the next 12 month period:

●	Management anticipates spending approximately $2,500 in ongoing general and administrative expenses per month for the next 12 months, for a total anticipated expenditure of $30,000 over the next 12 months. The general and administrative expenses for the year will consist primarily of professional fees for the audit and legal work relating to Madison’s regulatory filings throughout the year, as well as transfer agent fees, annual mineral claim fees and general office expenses.

●	Management anticipates spending approximately $15,000 in complying with Madison’s obligations as a reporting company under the Securities Exchange Act of 1934 and as a reporting issuer in Canada. These expenses will consist primarily of professional fees relating to the preparation of Madison’s financial statements and completing and filing its annual report, quarterly report, and current report filings with the SEC and with SEDAR in Canada.

As at December 31, 2019, Madison had cash of $1,366 and a working capital deficit of $358,360. Accordingly, Madison will require additional financing in the amount of $396,816 in order to fund its obligations as a reporting company under the Securities Act of 1934 and its general and administrative expenses for the next 12 months.

During the 12 month period following the date of this annual report, management anticipates that Madison will not generate any revenue. Accordingly, Madison will be required to obtain additional financing in order to continue its plan of operations. Management believes that debt financing will not be an alternative for funding Madison’s plan of operations as it does not have tangible assets to secure any debt financing. Rather, management anticipates that additional funding will be in the form of equity financing from the sale of Madison’s Common Stock. However, Madison does not have any financing arranged and cannot provide investors with any assurance that it will be able to raise sufficient funding from the sale of its Common Stock to fund its plan of operations. In the absence of such financing, Madison will not be able to acquire any interest in a new technology and its business plan will fail. Even if Madison is successful in obtaining equity financing and acquire an interest in a new technology, additional research and development will be required before a determination as to whether the technology will be commercially viable. If Madison does not continue to obtain additional financing, it will be forced to abandon its business and plan of operations.

Purchase of Significant Equipment

We do not intend to purchase any significant equipment during the next 12 months.

Off-Balance Sheet Arrangements

Madison has no off-balance sheet arrangements including arrangements that would affect its liquidity, capital resources, market risk support and credit risk support or other benefits.

Material Commitments for Capital Expenditures

Madison had no contingencies or long-term commitments at December 31, 2019.

25

Going Concern

The independent auditors’ report accompanying our December 31, 2019 and 2018 financial statements contains an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. The financial statements have been prepared assuming that we will continue as a going concern, which contemplates that we will realize our assets and satisfy our liabilities and commitments in the ordinary course of business.

Tabular Disclosure of Contractual Obligations

Madison is a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and is not required to provide the information required under this item.

Critical Accounting Policies

Madison’s financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles in the United States. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management’s application of accounting policies. Management believes that understanding the basis and nature of the estimates and assumptions involved with the following aspects of Madison’s financial statements is critical to an understanding of Madison’s financial statements.

Use of Estimates

The preparation of financial statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses in the reporting period. Madison regularly evaluates estimates and assumptions related to deferred income tax asset valuation allowances. Madison bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by Madison may differ materially and adversely from Madison’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Fair Value Measurements

Madison follows FASB ASC 820, “Fair Value Measurements and Disclosures”, for all financial instruments and non-financial instruments accounted for at fair value on a recurring basis. This new accounting standard establishes a single definition of fair value and a framework for measuring fair value, sets out a fair value hierarchy to be used to classify the source of information used in fair value measurement and expands disclosures about fair value measurements required under other accounting pronouncements. It does not change existing guidance as to whether or not an instrument is carried at fair value. Madison defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, Madison considers the principal or most advantageous market in which Madison would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as inherent risk, transfer restrictions and credit risk. Madison has adopted FASB ASC 825, “Financial Instruments”, which allows companies to choose to measure eligible financial instruments and certain other items at fair value that are not required to be measured at fair value. Madison has not elected the fair value option for any eligible financial instruments.

26

Impairment of Long-Lived Assets

Impairment losses on long-lived assets, such as mining claims, are recognized when events or changes in circumstances indicate that the undiscounted cash flows estimated to be generated by such assets are less than their carrying value and, accordingly, all or a portion of such carrying value may not be recoverable. Impairment losses are then measured by comparing the fair value of assets to their carrying amounts.

Item 7A. Quantitative and Qualitative Disclosures About Market Risk.

Madison is a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and is not required to provide the information required under this item.

Off Balance Sheet Arrangements

The Company is not party to any off-balance sheet arrangements that may affect its financial position or its results of operations.

Recently Adopted Authoritative Pronouncements

In February 2016, the FASB established Topic 842, Leases, by issuing Accounting Standards Update (ASU) No. 2016-02, which requires lessees to recognize leases on-balance sheet and disclose key information about leasing arrangements. Topic 842 was subsequently amended by ASU No. 2018-01, Land Easement Practical Expedient for Transition to Topic 842; ASU No. 2018-10, Codification Improvements to Topic 842, Leases; and ASU No. 2018-11, Targeted Improvements. The new standard establishes a right-of-use model (ROU) that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement. The new standard is effective on January 1, 2019. A modified retrospective transition approach is required, applying the new standard to all leases existing at the date of initial application. An entity may choose to use either (1) its effective date or (2) the beginning of the earliest comparative period presented in the financial statements as its date of initial application. If an entity chooses the second option, the transition requirements for existing leases also apply to leases entered into between the date of initial application and the effective date. The entity must also recast its comparative period financial statements and provide the disclosures required by the new standard for the comparative periods. The Company adopted the new standard on January 1, 2019 and use the effective date as the date of initial application. Consequently, financial information will not be updated and the disclosures required under the new standard will not be provided for dates and periods before January 1, 2019. The new standard provides a number of optional practical expedients in transition. The Company elects the ‘package of practical expedients’, which permits the Company not to reassess under the new standard prior conclusions about lease identification, lease classification and initial direct costs. On adoption, the Company recognized additional operating lease liabilities of approximately $911,000 with corresponding ROU assets of the same amount based on the present value of the remaining minimum rental payments under current leasing standards for existing operating leases.

In June 2018, the FASB, issued ASU No. 2018-07 to simplify the accounting for share-based payments to nonemployees by aligning it with the accounting for share-based payments to employees, with certain exceptions. The new guidance expands the scope of Accounting Standards Codification, or ASC, 718 to include share-based payments granted to nonemployees in exchange for goods or services used or consumed in an entity’s own operations and supersedes the guidance in ASC 505-50. The guidance is effective for public business entities in annual periods beginning after December 15, 2018, and interim periods within those annual periods. Early adoption is permitted, including in an interim period for which financial statements have not been issued, but not before an entity adopts ASC 606. This was adopted on January 1, 2019 and did not have a material impact on the financial position and results of operations.

Recent Authoritative Pronouncements

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes - simplifying the accounting for income taxes (Topic 740), which is meant to simplify the accounting for income taxes by removing certain exceptions to the general principles in Topic 740, Income Taxes. The amendment also improves consistent application and simplify GAAP for other areas of Topic 740 by clarifying and amending existing guidance. We do not expect the adoption of this standard to have a significant impact on our financial position and results of operations.

27

No other recently issued accounting pronouncements had or are expected to have a material impact on the Company’s consolidated financial statements.

Consequently, financial information will not be updated and the disclosures required under the new standard will not be provided for dates and periods before January 1, 2019. The new standard provides a number of optional practical expedients in transition. The Company elects the ‘package of practical expedients’, which permits the Company not to reassess under the new standard prior conclusions about lease identification, lease classification and initial direct costs. The Company continues to evaluate the impact that that this standard will have on the Company’s financial statements. While the Company continues to assess all of the effects of adoption, the Company currently believes the most significant effects relate to the recognition of new ROU assets and lease liabilities on the Company’s balance sheet for the Company’s real estate operating leases.

In May 2017, the FASB issued ASU 2017-09, “Compensation - Stock Compensation (Topic 718): Scope of Modification Accounting.” This ASU provides guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting. The amendments should be applied prospectively to an award modified on or after the adoption date. For public business entities, this update is effective for financial statements issued for fiscal years beginning after December 15, 2017 and interim periods within those fiscal years. Early adoption is permitted. We are evaluating whether this ASU will have a material impact on our consolidated financial statements.

No other recently issued accounting pronouncements had or are expected to have a material impact on the Company’s condensed consolidated financial statements.

Quantitative and Qualitative Disclosures about Market Risk.

We do not hold any derivative instruments and do not engage in any hedging activities.

Financial Statements and Supplementary Data.

Disclosure controls and procedures

We maintain “disclosure controls and procedures,” as that term is defined in Rule 13a-15(e), promulgated by the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Disclosure controls and procedures include controls and procedures designed to ensure that information required to be disclosed in our reports filed under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to our management, including the principal executive officer and principal financial officer, to allow timely decisions regarding required disclosure. Our management, with the participation of the principal executive officer and principal financial officer, evaluated our disclosure controls and procedures as December 31, 2019. Based on this evaluation, our principal executive officer and principal financial officer concluded that as of December 31, 2019, our disclosure controls and procedures were not effective.

Changes in internal control over financial reporting

There were no changes in our internal control over financial reporting during the quarter ended December 31, 2019 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not applicable.

28

LEGAL PROCEEDINGS

We are currently not involved in any litigation that we believe could have a material adverse effect on our financial condition or results of operations. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our company or any of our subsidiaries, threatened against or affecting our company, our common stock, any of our subsidiaries or of our companies or our subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

ITEM 1A. RISK FACTORS

Not applicable to smaller reporting companies.

DEFAULTS UPON SENIOR SECURITIES

There has been no default in payment of principal, interest, sinking or purchase fund installment, or any other material default, with respect to any indebtedness of the Company.

MINE SAFETY DISCLOSURES

Not applicable.

DIRECTORS AND EXECUTIVE OFFICERS

The following table and text sets forth the names and ages of all our directors and executive officers and our key management personnel as of December 4, 2020. All of our directors serve until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. Executive officers serve at the discretion of the Board, and are elected or appointed to serve until the next meeting of the Board following the annual meeting of stockholders. Also provided is a brief description of the business experience of each director and executive officer and the key management personnel during the past five years and an indication of directorships held by each director in other companies subject to the reporting requirements under the Federal securities laws.

Name (age)	Position	Year First Elected a Director
Joseph Gallo (61)	Former Chief Executive Officer and Former Director	2007
Jeffrey Canouse (46)	Chief Executive Officer, Chief Financial Officer, and Chairman	2020

Joseph Gallo served as our Chief Executive Officer, Chief Financial Officer and Director throughout the fiscal years ended December 31, 2018 and December 31, 2019 and through the quarter ended on June 30, 2020. Jeffrey Canouse was appointed a Director of the Company on June 17, 2020 and he assumed the role of Chief Executive Officer and Chief Financial Officer upon the resignation of Mr. Gallo, following the filing of our June 30, 2020 10-Q, which was filed on August 14, 2020.

Background of Directors and Officers

Jeffrey Canouse, Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors.

Mr. Canouse, age 46, combines over twenty-three years of experience in financial senior management following a thirteen-year career as an Investment Banker. Previously, he had been involved in various companies in the investment industry holding positions including Vice President, Senior Vice President and Managing Director at J. P. Carey Inc., J.P. Carey Securities Inc. and JPC Capital a boutique (the “Carey Company’s”) investment banking firm that assisted in arranging over $2 billion in financing. During his time with the Carey Company’s Mr. Canouse was personally responsible for sourcing new corporate clients, presenting to institutional investors, structuring terms, and working with counsel for timely closings. From July 11, 2011 through the present day, Mr. Canouse has acted as Managing Member of Anvil Financial Management, LLC where he has offered his expertise to companies in need of restructuring, financing, debt settlement and compliance assistance. Mr. Canouse has also previously acted as Chief Executive Officer of two other publicly traded companies, where he oversaw acquisitions and restructuring amongst other duties in those roles.

29

Joseph Gallo, Former Chief Executive Officer, Former Chief Financial Officer and Former Director

Mr. Gallo, age 61 served as a director and the president of Madison since June 2007 and the CFO, treasurer, and corporate secretary of Madison since September 2011. He resigned from all officer and director roles with the Company following the filing of our 10-Q on August 14, 2020. Mr. Gallo developed his managerial skills while moving up the store managerial ranks with Canada Safeway, Ltd., starting as a clerk in 1977, through service as a Team Leader and becoming an Assistant Store Manager and Store Closer, a position which he held until his resignation in 2006. Since 2006, he has devoted his time to developing his residential construction and rehabilitation business (d/b/a “Solid Construction”) that he founded and has run since 1992. In 1986, Mr. Gallo founded JovicPlasticfacture, to which he assigned the patent for the bicycle brake light that he had invented that incorporated microprocessor technology (“speed indicating light mechanism”). The product was voted the most innovative product of the year by the Vancouver Design Group, was awarded two governmental grants, and the company commercialized the product until 1991. Mr. Gallo’s past experience includes the staking of mineral exploration properties for companies such as US Diamonds Corporation and Atlas Corporation.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board, except to the extent governed by an employment agreement.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past ten years, none of the following occurred with respect to our present or former director, executive officer, or employee: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Meetings of Our Board of Directors

Our Board did not hold any meetings during the most recently completed fiscal year end. Various matters were approved by written consent, which in each case was executed by the Board.

Committees of the Board

We do not currently have a compensation committee, nominating committee, or stock plan committee.

30

Audit Committee

We do not have a separately-designated standing audit committee. The entire Board performs the functions of an audit committee, but no written charter governs the actions of the Board when performing the functions of what would generally be performed by an audit committee. The Board approves the selection of our independent accountants and meets and interacts with the independent accountants to discuss issues related to financial reporting. In addition, the Board reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants our annual operating results, considers the adequacy of our internal accounting procedures and considers other auditing and accounting matters including fees to be paid to the independent auditor and the performance of the independent auditor.

Nominating Committee

Our Board does not maintain a nominating committee. As a result, no written charter governs the director nomination process. Our size and the size of our Board, at this time, do not require a separate nominating committee.

When evaluating director nominees, our directors consider the following factors:

●	the appropriate size of our board of directors;
●	our needs with respect to the particular talents and experience of our directors;
●	the knowledge, skills and experience of nominees, including experience in finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;
●	experience in political affairs;
●	experience with accounting rules and practices; and
●	the desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by new Board members.

Our goal is to assemble a Board that brings together a variety of perspectives and skills derived from high quality business and professional experience.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Board may also consider such other factors as it may deem are in our best interests as well as our stockholders. In addition, the Board identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination. If any member of the Board does not wish to continue in service or if the Board decides not to re-nominate a member for re-election, the Board then identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Board are polled for suggestions as to individuals meeting the criteria described above. The Board may also engage in research to identify qualified individuals. To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we reserve the right in the future to retain a third-party search firm, if necessary.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own 10% or more of a class of securities registered under Section 12 of the Exchange Act to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Directors, executive officers and greater than 10% stockholders are required by the rules and regulations of the SEC to furnish the Company with copies of all reports filed by them in compliance with Section 16(a).

Based solely on our review of certain reports filed with the Securities and Exchange Commission pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, the reports required to be filed with respect to transactions in our common stock during the fiscal year ended December 31, 2019, were timely

31

Code of Ethics

We have adopted a code of ethics that applies to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer or Controller, or persons performing similar functions, which is shown as an exhibit hereto.

EXECUTIVE COMPENSATION.

Overview

The following is a discussion of our program for compensating our named executive officers and directors. Currently, we do not have a compensation committee, and as such, our board of directors is responsible for determining the compensation of our named executive officers.

Compensation Program Objectives and Philosophy

The primary goals of our policy of executive compensation are to attract and retain the most talented and dedicated executives possible, to assure that our executives are compensated effectively in a manner consistent with our strategy and competitive practice and to align executive compensation with the achievement of our short- and long-term business objectives.

The Board considers a variety of factors in determining compensation of executives, including their particular background and circumstances, such as their training and prior relevant work experience, their success in attracting and retaining savvy and technically proficient managers and employees, increasing our revenues, broadening our product line offerings, managing our costs and otherwise helping to lead our Company through a period of rapid growth.

In the near future, we expect that our Board will form a compensation committee charged with the oversight of executive compensation plans, policies and programs of our Company and with the full authority to determine and approve the compensation of our chief executive officer and make recommendations with respect to the compensation of our other executive officers. We expect that our compensation committee will continue to follow the general approach to executive compensation that we have followed to date, rewarding superior individual and company performance with commensurate compensation.

Since Madison’s inception, no stock options, stock appreciation rights, or long-term incentive plans have been granted, exercised or repriced.

Currently, there are no arrangements between Madison and any of its directors whereby such directors are compensated for any services provided as directors.

There are no employment agreements between Madison and any named executive officer, and there are no employment agreements or other compensating plans or arrangements with regard to any named executive officer which provide for specific compensation in the event of resignation, retirement, other termination of employment or from a change of control of Madison or from a change in a named executive officer’s responsibilities following a change in control.

SUMMARY COMPENSATION TABLE

Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan ($) (g)	Non-qualified Deferred Compensation Earnings ($) (h)	All other compensation ($) (i)	Total ($) (j)

Joseph Gallo	2019	nil	nil	nil	nil	nil	nil	nil	nil
CEO, President, CFO	2018	nil	nil	nil	nil	nil	nil	nil	nil
Mar 2018 – August 14, 2020

Thomas Brady	2018	nil	nil	nil	nil	nil	nil	nil	nil
President	2017	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Sep 2016 – Mar 2018	2016	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a

32

Executive Compensation

Employment Agreements

We do not have any written employment agreements with any executive officers or directors.

Stock Option Grants

We have not granted any stock options to the executive officers or directors since the adoption of the Plan.

Director Compensation

We do not currently pay any cash fees or expenses to our sole director for serving on the Board.

Compensation Policy

The Company does not believe that its compensation policies are reasonably likely to increase corporate risk or have a material adverse effect on the Company.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.

The following table sets forth certain information known to the Company with respect to the beneficial ownership as of August 14, 2020, by (i) all persons who are beneficial owners of five percent (5%) or more of the Company’s common stock, (ii) each director and nominee, (iii) the executive officers, and (iv) all current directors and executive officers as a group.

Name and Address(1)	Number of Shares Beneficially Owned		Percentage of Class(2)

Named Directors and Officers
Jeffrey Canouse, Chairman and CEO(3)	6,177,000	(4)	31%

All Officers and Directors as a Group (1 person)	6,177,000		31%

1)	Unless otherwise indicated, the address of each beneficial owner listed above is c/o Madison Technologies, Inc., 240 Vaughan Drive, Suite 200, Alpharetta, GA 30009.
2)	Based on a total of 19,842,565 shares of common stock outstanding on August 14, 2020.
3)	Mr. Canouse also owns all 100 shares of the Company’s Series B Super Voting Preferred Stock, which provide him with voting power equal to 51% of the issued and outstanding shares of Common Stock, effectively providing Mr. Canouse with voting control over all matters coming before a vote of our Common Stockholders.
4)	The 6,177,000 shares of our Common Stock were assigned by Joseph Gallo to Jeffrey Canouse effective August 14, 2020.

33

Changes in Control

A change in control occurred upon the issuance of 100 shares of Series A Super Voting Preferred Stock as detailed in the Company’s Current Report on Form 8-K dated August 7, 2020.

On August 6, 2020, the Board of Directors of the Company approved the issuance of all 100 authorized shares of Series B Super Voting Preferred Stock to Jeffrey Canouse, a current Director of the Company, who had been approved by the Board of Directors to become the Company’s Chief Executive Officer upon the resignation of Joseph Gallo, following the completion of the remaining closing formalities of the License Agreement, as detailed in the July 20, 2020 Current Report on Form 8-K and the July 24, 2020 Schedule 14F as previously filed with the Commission.

As such, Jeffrey Canouse effectively holds the majority voting power over the Company, by virtue of the 51% Super Voting rights attributed to the holder of the Series B Super Voting Preferred Stock, as further detailed below.

We are not aware of any other arrangements that may result in “changes in control” as that term is defined by the provisions of Item 403(c) of Regulation S-K.

Certain Relationships and Related Transactions, and Director Independence

(a) Transactions with Related Persons

Since the beginning of Madison’s last fiscal year, no director, executive officer, security holder, or any immediate family of such director, executive officer, or security holder has had any direct or indirect material interest in any transaction or currently proposed transaction, which Madison was or is to be a participant, that exceeded the lesser of (1) $120,000 or (2) one percent of the average of Madison’s total assets at year-end for the last three completed fiscal years.

(b) Promoters and control persons

From July 2004 until June 2007, Kevin Stunder and Joel Haskins were promoters of Madison’s business. From June 2007 until July 2011, Joseph Gallo and Steven Cozine were promoters of Madison’s business. From July 2011 until September 2014 Joseph Gallo was the promoter of Madison’s business. From September 2014 until November 2014 Brent Inzer was the promoter of Madison’s business. From November 2014 until Jan 2015 Mr. Frank McEnulty was the promoter of Madison’s business. From January 2015 until September 2016 Mr. Joseph Gallo was the promoter of Madison’s business. From September 2016 until March 2018 Mr. Thomas Brady was the promoter of Madison’s business. Since March 3, 2018 until his resignation from all officer and director positions effective following the filing of our 10-Q for the period ending June 30, 2020, on August 14, 2020, Joseph Gallo was the promoter of Madison’s business. Since the resignation of Mr. Gallo, Jeffrey Canouse would be considered a promoter of Madison’s business. None of these promoters have received anything of value from Madison nor is any person entitled to receive anything of value from Madison for services provided as a promoter of the business of Madison.

(c) Director independence

Following Joseph Gallo’s resignation from all officer and director positions effective following the filing of our 10-Q for the period ending June 30, 2020, on August 14, 2020, Madison’s board of directors currently consists of Jeffrey Canouse. Pursuant to Item 407(a)(1)(ii) of Regulation S-K of the Securities Act, Madison’s board of directors has adopted the definition of “independent director” as set forth in Rule 4200(a)(15) of the NASDAQ Manual. In summary, an “independent director” means a person other than an executive officer or employee of Madison or any other individual having a relationship which, in the opinion of Madison’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and includes any director who accepted any compensation from Madison in excess of $200,000 during any period of 12 consecutive months with the three past fiscal years. Also, the ownership of Madison’s stock will not preclude a director from being independent.

In applying this definition, Madison’s board of directors has determined that Mr. Gallo did not qualify as an “independent director” pursuant to Rule 4200(a)(15) of the NASDAQ Manual and that Mr. Canouse does not qualify as an “independent director” pursuant to Rule 4200(a)(15) of the NASDAQ Manual.

As of the date of the report, Madison did not maintain a separately designated compensation or nominating committee. Madison has also adopted this definition for the independence of the members of its audit committee. Joseph Gallo serves on Madison’s audit committee. Madison’s board of directors has determined that Mr. Gallo is not “independent” for purposes of Rule 4200(a)(15) of the NASDAQ Manual, applicable to audit, compensation and nominating committee members, and is “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act.

34

Principal Accountant Fees and Services

(1) Audit Fees

The aggregate fees billed for each of the last two fiscal years for professional services rendered by the principal accountant for Madison’s audit of annual financial statements and for review of financial statements included in Madison’s Form 10-Q’s or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years was:

2019 - $8,900 – K. R. Margetson Ltd. – Chartered Professional Accountant

2018 - $8,900 – K. R. Margetson Ltd. – Chartered Professional Accountant

(2) Audit-Related Fees

The aggregate fees billed in each of the last two fiscal years for assurance and related services by the principal accountants that are reasonably related to the performance of the audit or review of Madison’s financial statements and are not reported in the preceding paragraph:

2019 - $nil – K. R. Margetson Ltd. – Chartered Professional Accountant

2018 - $nil – K. R. Margetson Ltd. – Chartered Professional Accountant

(3) Tax Fees

The aggregate fees billed in each of the last two fiscal years for professional services rendered by the principal accountant for tax compliance, tax advice, and tax planning was:

2019 - $nil – K. R. Margetson Ltd. – Chartered Professional Accountant

2018 - $nil – K. R. Margetson Ltd. – Chartered Professional Accountant

(4) All Other Fees

The aggregate fees billed in each of the last two fiscal years for the products and services provided by the principal accountant, other than the services reported in paragraphs (1), (2), and (3) was:

2019 - $nil – K. R. Margetson Ltd. – Chartered Professional Accountant

2018 - $nil – K. R. Margetson Ltd. – Chartered Professional Accountant

(6) The percentage of hours expended on the principal accountant’s engagement to audit Madison’s financial statements for the most recent fiscal year that were attributed to work performed by persons other than the principal accountant’s full time, permanent employees was nil %.

PLAN OF DISTRIBUTION

Plan of Distribution for Madison Technologies, Inc.’s Public Offering of 50,000,000 Shares of Common Stock

This is a self-underwritten (“best-efforts”) offering. This prospectus is part of a registration statement that permits our officers and directors to sell the shares being offered by the Company directly to the public, with no commission or other remuneration payable to them for any shares they may sell. Presently, we expect that our officers and directors will personally contact existing shareholders, friends, family members and business acquaintances and inform them about the offering. In addition, we may market the offering to institutional investors through our officers and directors. We may also offer our shares of common stock through brokers, dealers or agents, although we have no current plans or arrangements to do so. The company has been contacted by multiple financial institutions, as well as fielded interest from existing shareholders that give the Company assurance as to the marketability of its shares to these identified parties. This offering will terminate on the date which is 180 days from the effective date of this prospectus, although we may close the offering on any date prior if the offering is fully subscribed or upon the vote of our board of directors.

35

In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker dealer registration set forth in Rule 3a4-1 under the Exchange Act. The officers and directors will not register as broker-dealers pursuant to Section 15 of the Exchange Act, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer. In that regard, we confirm that:

a.	None of our officers or directors are subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act;

b.	None of our officers or directors will be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in the common stock;

c.	None of our officers or directors is or will be, at the time of his participation in the offering, an associated person of a broker-dealer; and

d.	Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that each (A) primarily perform substantial duties for or on our behalf, other than in connection with transactions in securities, and (B) is not a broker or dealer, or has been an associated person of a broker or dealer, within the preceding 12 months, and (C) has not participated in selling and offering securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii) of Rule 3a4-1.

None of our officers or directors, control persons or affiliates intend to purchase any shares in this offering.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is a summary of the material terms of our capital stock. This summary is subject to and qualified in its entirety by our Articles of Incorporation (and Amendments filed thereto) and Bylaws, and by the applicable provisions of Nevada law.

Our authorized capital stock consists of:

Common Stock

500,000,000 authorized shares of common stock, par value $0.001 per share, of which 19,842,565 shares are issued and outstanding as of August 14, 2020.

The Board of Directors is authorized to issue, without stockholder approval, any authorized but unissued shares of our common stock. Each share of our common stock is entitled to share pro rata in dividends and distributions with respect to our common stock when, as and if declared by the Board of Directors from funds legally available therefore. No holder of any shares of common stock has any preemptive right to subscribe for any of our securities. Upon our dissolution, liquidation or winding up, the assets will be divided pro rata on a share-for-share basis among holders of the shares of common stock. All shares of common stock outstanding are fully paid and non-assessable. Action Stock Transfer currently serves as transfer agent for the Common Stock.

Voting Rights

Holders of common stock are entitled to one vote per share on all matters voted on generally by the stockholders, including the election of directors, and, except as otherwise required by law. The holders of shares of our common stock do not have cumulative voting rights in connection with the election of the Board of Directors, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Series A Convertible Preferred Stock

100,000 authorized shares of shares of Series A Convertible Preferred Stock, par value $0.001, of which 92,999 are issued and outstanding, which are convertible into shares of the Company’s Common Stock equal to 95% of the issued and outstanding shares of Common Stock post-closing, with a 9.99% conversion cap and anti-dilution rights for twenty-four (24) months.

The holders of our Series A Convertible Preferred Stock, as of September 8, 2020 are as follows:

Equity Markets Advisory Inc.	40,000 Shares

Trillium Partners LP	40,000 Shares

Walter Hoelzel	3,333 Shares

Stuart Sher	3,333 Shares

Brent Ulmann	3,333 Shares

Jeffrey Canouse	3,000 Shares

The remaining 7,001 authorized shares of Series A Convertible Preferred Stock continue to be held in treasury for future issuance, as determined by the Company’s Board of Directors from time to time.

Series B Super Voting Preferred Stock

100 Shares of Series B Super Voting Preferred Stock, par value $0.001, which entitle the holder thereof to majority voting control of the Company by virtue of the 51% Super Voting rights attributed to the holder of the Series B Super Voting Preferred Stock.

Our CEO and Director, Jeffrey Canouse, owns all 100 Shares of Series B Super Voting Preferred Stock, entitling him to 51% of the aggregate votes taken by shareholders of any class on all matters being voted upon. This effectively gives Mr. Canouse voting control over all decisions by the Company.

36

Liquidation Rights

Subject to any preferential rights of any series of preferred stock, holders of shares of common stock are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up.

Absence of Other Rights

Holders of common stock have no preferential, preemptive, conversion or exchange rights.

Preferred Stock

Effective July 14, 2020, the Board of Directors of Madison Technologies, Inc. (the “Company”) approved the creation and issuance of 100,000 shares of Series A Convertible Preferred Stock and 100 shares of Series B Super Voting Preferred Stock pursuant to the conditions precedent to closing the Acquisition Agreement with Luxurie Legs, LLC ratified on July 17, 2020, under which the Company acquired the Casa Zeta-Jones Brand License Agreement (the “License Agreement”) from Luxurie Legs, LLC (“Luxurie”).

On July 28, 2020, the Company filed a Certificate of Amendment to its Articles of Incorporation and Certificates of Designation establishing the designations, preferences, limitations and relative rights of the Company’s Series A Convertible Preferred Stock and Series B Super Voting Preferred Stock in the State of Nevada.

Series A Convertible Preferred Stock

Shares of Series A Convertible Preferred Stock are convertible into shares of the Company’s Common Stock equal to 95% of the issued and outstanding shares of Common Stock post-closing, with a 9.99% conversion cap and anti-dilution rights for twenty-four (24) months.

On September 8, 2020, the Board of Directors of the Company approved the issuance of 92,999 of the 100,000 authorized shares of Series A Convertible Preferred Stock to the following Luxurie stakeholders:

Equity Markets Advisory Inc.	40,000 Shares

Trillium Partners LP	40,000 Shares

Walter Hoelzel	3,333 Shares

Stuart Sher	3,333 Shares

Brent Ulmann	3,333 Shares

Jeffrey Canouse	3,000 Shares

The remaining 7,001 authorized shares of Series A Convertible Preferred Stock continue to be held in treasury for future issuance, as determined by the Company’s Board of Directors from time to time.

Series B Super Voting Preferred Stock

Also on August 6, 2020, the Board of Directors of the Company approved the issuance of all 100 authorized shares of Series B Super Voting Preferred Stock to Jeffrey Canouse, a current Director of the Company, who has been approved by the Board of Directors to become the Company’s Chief Executive Officer upon the resignation of Joseph Gallo, following the completion of the remaining closing formalities of the License Agreement, as detailed in the July 20, 2020 Current Report on Form 8-K and the July 24, 2020 Schedule 14F as previously filed with the Commission.

As such, Jeffrey Canouse effectively holds the majority voting power over the Company, by virtue of the 51% Super Voting rights attributed to the holder of the Series B Super Voting Preferred Stock, as further detailed below.

We claim an exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Act”) since the foregoing issuances did not involve a public offering, the recipients took the securities for investment and not resale, we took appropriate measures to restrict transfer, and the recipients had access to similar documentation and information as would be required in a Registration Statement under the Act. No underwriters or agents were involved in the foregoing issuance and the Company paid no underwriting discounts or commissions.

37

EXPERTS

The audited consolidated financial statements of, Madison Technologies, Inc. for the years ended December 31, 2019 and December 31, 2018 and included in this registration statement have been so included in reliance upon the report of K. R. Margetson Ltd., an independent registered public accounting firm, appearing elsewhere herein and in the registration statement, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Matheau J. W. Stout, Esq. of Stout Law Group, P.A., of Baltimore, Maryland, will issue to Madison Technologies, Inc. its opinion regarding the legality of the common stock being offered hereby. Stout Law Group, P.A. has consented to the references in this prospectus to its opinion.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of our common stock being offered by this prospectus. This prospectus, which constitutes part of that registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. Some items included in the registration statement are omitted from the prospectus in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered in this prospectus, we refer you to the registration statement and the accompanying exhibits and schedules filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

A copy of the registration statement and the accompanying exhibits and any other document we file may be inspected without charge at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 and copies of all or any part of the registration statement may be obtained from this office upon the payment of the fees prescribed by the SEC. The public may obtain information on the operation of the public reference facilities in Washington, D.C. by calling the SEC at 1-800-SEC-0330. Our filings with the SEC are available to the public from the SEC’s website at www.sec.gov.

Upon effectiveness of the registration statement of which this prospectus is a part, we will be subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we will file periodic information and other information with the SEC. All documents filed with the SEC are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at www.madisontech.io. You may access our reports and other information free of charge at this website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference and is not a part of this prospectus.

38

39

Report of Independent Registered Public Accounting Firm

K. R. MARGETSON LTD.	Chartered Professional Accountant
#210, 905 West Pender Street	Tel: 604.641.4450
Vancouver BC V6C 1L6	Fax: 1.855.603.3228
Canada

To the Board of Directors and Stockholders of

Madison Technologies Inc.

Opinion on the financial statements

I have audited the accompanying balance sheets of Madison Technologies Inc. as of December 31, 2019 and 2018 and the related statements of operations, stockholders’ deficit and cash flows for each of the two years then ended and the related notes (collectively referred to as the “financial statements’). In my opinion, the financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2019 and 2018 and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2019 in conformity with accounting principles generally accepted in the United States of America.

Basis for opinion

These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these financial statements based on my audits. My company is a public accounting firm registered with the Public Company Accounting Oversight Board (“PCAOB”) and is required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

I conducted my audits in accordance with the standards of the PCAOB. Those standards require that I plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting. As part of my audits, I am required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, I express no such opinion.

My audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining on a test basis, evidence regarding the amounts and disclosures in the financial statements. My audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

The accompanying financial statements have been prepared using accounting principles generally accepted in the United States of America assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred operating losses since inception, which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to their planned financing and other matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

I have served as the Company’s auditor since 2009

/s/ K. R. MARGETSON LTD

Chartered Professional Accountant Vancouver, BC
Canada
April 14, 2020

F-1

MADISON TECHNOLOGIES INC.

Balance Sheets

	December 31, 2019	December 31, 2018

ASSETS

CURRENT ASSETS
Cash	$1,366	$2,543
Prepaid expenses	5,178	3,000

	6,544	5,543

Total Assets	$6,544	$5,543

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$33,655	$48,169
License fee payable (Note 3)	33,500	33,500
Demand notes and accrued interest payable (Note 4)	134,276	126,498
Convertible notes payable (Note 5)	163,000	163,000
Related party convertible loan (Note 6)	490	490

TOTAL LIABILITIES	364,921	371,657

STOCKHOLDERS’ DEFICIIT
Common Stock (Note 7)
Par Value: $0.001
Authorized 500,000,000 shares
Issued and outstanding: 18,057,565 shares (Dec 31, 2018 – 16,757,565 shares)	18,057	16,757
Additional Paid in Capital	197,845	119,145
Shares subscribed	-	30,000
Accumulated deficit	(574,279)	(532,016)

Total stockholders’ deficit	(358,377)	(366,114)

Total liabilities and stockholders’ deficit	$6,544	$5,543

Note 1 Going concern

See Accompanying Notes to the Financial Statements.

F-2

MADISON TECHNOLOGIES INC.

STATEMENTS of Operations

	For the twelve	For the twelve
	months ended	months ended
	Dec 31 2019	Dec 31 2018

Revenues
Sales	$4,983	$4,426
Cost of sales	3,081	2,527

Gross Margin	1,902	1,899

Operating expenses
Amortization expense	—	17,760
General and administrative	38,024	31,910

	38,024	49,670

Loss before other expense	(36,122)	(47,771)

Other items
Interest	(6,141)	(6,135)

Net loss and comprehensive loss	$(42,263)	$(53,906)

Net loss per share-Basic and diluted	$(0.002)	$(0.003)

Average number of shares of common stock outstanding	17,462,770	16,449,346

See Accompanying Notes to the Financial Statements.

F-3

MADISON TECHNOLOGIES INC.

StatementS of stockholders’ DEFICIT

			Additional
	Common		Paid In	Shares		Accumulated
	Shares	Amount	Capital	Subscribed		Deficit	Total

Balance, December 31, 2018	16,757,565	$16,757	$119,145	$30,000		$(532,016)	$(366,114)
Common shares issued for cash
Shares issued at $0.05 per share	1,000,000	1,000	49,000		-	-	50,000
Shares issued at $0.10 per share	300,000	300	29,700	(30,000)		-	-
Net loss for the year	-	-	-	-		(42,263)	(42,263)

Balance, December 31, 2019	18,057,565	$18,057	$197,845	$-		$(574,279)	$(358,377)

			Additional
	Common		Paid In	Shares	Accumulated
	Shares	Amount	Capital	Subscribed	Deficit	Total

Balance, December 31, 2017	12,257,565	$12,257	$88,645	$-	$(478,110)	$(377,208)
Debt converted to common shares
Converted at $0.01 per share	2,500,000	2,500	22,500	-	-	20,000
Converted at $0.005 per share	2,000,000	2,000	8,000	-	-	25,000
Shares subscribed at $0.10 per share	-	-	-	30,000	-	-
Net loss for the year	-	-	-	-	(53,906)	(53,906)

Balance, December 31, 2018	16,757,565	$16,757	$119,145	$30,000	$(532,016)	$(386,114)

See Accompanying Notes to the Financial Statements.

F-4

MADISON TECHNOLOGIES INC.

StatementS of cash flows

	For the twelve	For the twelve
	months ended	months ended
	Dec 31, 2019	Dec 31, 2018

Cash Flows from operating activities:
Net loss for the period	$(42,263)	$(53,906)

Adjustments to reconcile net loss to cash used in operating activities:
Amortization of license	-	17,760
Accrued interest on notes payable	6,141	6,135
Foreign exchange on notes payable	1,637	(2,731)
Changes in assets and liabilities:
Accounts payable and accruals	(14,514)	2,775
Prepaid expenses	(2,178)	(3,000)

Net cash used in operating activities	(51,177)	(32,967)

Cash Flows from financing activities:
Proceeds from convertible notes issued	-	2,000
Advances from related party	-	229
Cash received from share issuance	50,000	-
Shares subscribed but not issued	-	30,000

Net cash provided by financing activities	50,000	32,290

Net increase (decrease) in cash	(1,177)	(738)

Cash, beginning of year	2,543	3,281

Cash, end of year	$1,366	$2,543

SUPPLEMENTAL DISCLOSURE

Interest paid	$-	$-
Taxes paid	$-	$-
Convertible note issued for related party advance	$	$490

See Accompanying Notes to the Financial Statements

F-5

MADISON TECHNOLOGIES INC.

NOTES TO THE FINANCIAL STATEMENTS

(Audited)

December 31, 2019

Note 1 Nature and Continuance of Operations

The Company was incorporated on June 15, 1998 in the State of Nevada, USA and the Company’s common shares are publicly traded on the OTC Bulletin Board.

Up until fiscal 2014, the Company was in the business of mineral exploration. On May 28, 2014, the Company formalized an agreement whereby it purchased assets associated with a smokeless cannabis delivery system. The Company planned to develop this system for commercial purposes. On December 14, 2014, this asset purchase agreement was terminated.

On January 21, 2015, a majority of the Company’s stockholders approved a consolidation of the issued and outstanding shares of common stock, on a 10 for 1 basis, thereby decreasing the issued and outstanding share capital from 113,020,000 to 11,302,000. On March 11, 2015, the Company changed its name from Madison Explorations, Inc. to Madison Technologies Inc. and effected the stock consolidation.

On September 16, 2016, the Company entered into a distribution product license agreement with Tuffy Packs, LLC to distribute products into the United Kingdom and 43 other essentially European countries.

Effective December 31, 2016, the Company dissolved its wholly owned subsidiary, Scout Resources Inc. (“Scout”) and assumed all the debt that Scout owed.

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for its next twelve months. Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern. At December 31, 2019, the Company had not yet achieved profitable operations, had accumulated losses of $574,279 since its inception and expects to incur further losses in the development of its business, all of which casts substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has no formal plan in place to address this concern but considers that the Company will be able to obtain additional funds by equity financing and/or related party advances. That said, there is no assurance of additional funding being available.

Note 2 Summary of Significant Accounting Policies

a) Year end

The Company has elected a December 31st fiscal year end.

F-6

b) Cash and cash equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents. As at December 31, 2019, the Company did not have any cash equivalents in 2019. (2018 – $nil).

c) Revenue Recognition

In May 2014, the FASB issued guidance on the recognition of Revenue from Contracts with Customers. The core principle of the guidance is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration which the company expects to receive in exchange for those goods or services. To achieve this core principle, the guidance provides a five-step analysis of transactions to determine when and how revenue is recognized. The guidance addresses several areas including transfer of control, contracts with multiple performance obligations, and costs to obtain and fulfill contracts. The guidance also requires additional disclosure about the nature, amount, timing, and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract.

The Company adopted the ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”), using the modified retrospective method. Revenues for the year ended December 31, 2019 were not adjusted. The adoption of Topic 606 did not have a material impact to the Company’s financial statements. Revenue from contracts with customers is generated primarily from selling products online. The customer orders and pays for the products through an online portal. Once the payment goes through, a purchase order is generated and submitted to the supplier. When the supplier ships the products to the customer, revenue is then recognized when the performance obligation is completed.

The Company recognizes revenue when a contract is in place, goods or services are delivered to the purchaser and collectability is reasonably assured.

F-7

d) Basic and Diluted Net Income (Loss) per Share

The Company reports basic loss per share in accordance FASB ASC Topic 260, “Earnings per share”. Basic net income (loss) per share is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted net income (loss) per share on the potential exercise of the equity-based financial instruments is not presented where anti-dilutive.

e) Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying disclosures. Although these estimates are based on management’s best knowledge of current events and actions the Company may undertake in the future, actual results may ultimately differ from the estimates. Management believes such estimates to be reasonable.

f) Fair Value Measurements

The Company follows FASB ASC Topic 820, “Fair Value Measurements and Disclosures”, for all financial instruments and non-financial instruments accounted for at fair value on a recurring basis. This accounting standard establishes a single definition of fair value and a framework for measuring fair value, sets out a fair value hierarchy to be used to classify the source of information used in fair value measurement and expands disclosures about fair value measurements required under other accounting pronouncements. It does not change existing guidance as to whether or not an instrument is carried at fair value. The Company defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as inherent risk, transfer restrictions and credit risk. The Company has adopted FASB ASC 825, “Financial Instruments”, which allows companies to choose to measure eligible financial instruments and certain other items at fair value that are not required to be measured at fair value. The Company has not elected the fair value option for any eligible financial instruments.

F-8

g) Income Taxes

The Company accounts for income taxes under an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. In estimating future tax consequences, all expected future events other than enactment of changes in the tax laws or rates are considered.

Due to the uncertainty regarding the Company’s future profitability, the future tax benefits of its losses have been fully reserved.

h) Impairment of Long-Lived Assets

Impairment losses on long-lived assets, such as mining claims, are recognized when events or changes in circumstances indicate that the undiscounted cash flows estimated to be generated by such assets are less than their carrying value and, accordingly, all or a portion of such carrying value may not be recoverable. Impairment losses are then measured by comparing the fair value of assets to their carrying amounts.

i) Foreign Currency Translation and Transactions

The Company’s functional currency is US dollars. Foreign currency balances are translated into US dollars as follows:

Monetary assets and liabilities are translated at the period-end exchange rate. Non-monetary assets are translated at the rate of exchange in effect at their acquisition, unless such assets are carried at market or nominal value, in which case they are translated at the period-end exchange rate. Revenue and expense items are translated at the average exchange rate for the period. Foreign exchange gains and losses in the period are included in operations.

j) Intangible Assets

Intangible assets are non-monetary identifiable assets, controlled by the Company that will produce future economic benefits, based on reasonable and supportable assumptions about conditions that will exist over the life of the asset. An intangible asset that does not meet these attributes will be recognized as an expense when it is incurred. Intangible assets that do, are capitalized and initially measured at cost. Those with a determinable life will be amortized on a systematic basis over their future economic life. Those with a indefinite useful life shall not be amortized until its useful life is determined to be longer indefinite. An intangible asset subject to amortization shall be periodically reviewed for impairment. A recoverability test will be performed and, if applicable, unscheduled amortization is considered.

F-9

A license agreement has been capitalized and recorded at cost. It will be amortized over the life of the contract, which is two years.

m) Recent Accounting Pronouncements

In December 2019, the FASB issued ASU No. 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes”. This new guidance includes several provisions to simplify the accounting for income taxes. The standard removes certain exceptions for recognizing deferred taxes for investments, performing intraperiod allocation, and calculating income taxes in interim periods. This standard is effective for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years. Early adoption of this standard is permitted. The adoption of this guidance is not expected to have a material impact on the Company’s financial statements.

In August 2018, the FASB issued ASU No. 2018-15, “Intangibles - Goodwill and Other - Internal-Use Software (Subtopic 350-40), Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract”. This new guidance requires a customer in a cloud computing arrangement (i.e., hosting arrangement) that is a service contract to follow the internal-use software guidance in ASC 350-40 to determine which implementation costs to capitalize as assets or expense as incurred. Also, capitalized implementation costs related to a hosting arrangement that is a service contract will be amortized over the term of the hosting arrangement, beginning when the module or component of the hosting arrangement is ready for its intended use. This standard is effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. Early adoption of this standard is permitted. The adoption of this guidance will not have a material impact on the Company’s financial statements

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments – Credit Losses”. The ASU sets forth a “current expected credit loss” (CECL) model which requires the Company to measure all expected credit losses for financial instruments held at the reporting date based on historical experience, current conditions, and reasonable supportable forecasts. This replaces the existing incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost and applies to some off-balance sheet credit exposures. This ASU is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years, with early adoption permitted. Recently, the FASB issued the final ASU to delay adoption for smaller reporting companies to calendar year 2023. The Company is currently assessing the impact of the adoption of this ASU on its financial statements.

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842)” and subsequent amendments to the initial guidance: ASU 2018-10, ASU 2018-11, ASU 2018-20 and ASU 2019-01 (collectively, Topic 842). As the Company has no leases, this pronouncement did not affect the Company’s financial statements.

The Company adopts new pronouncements relating to generally accepted accounting principles applicable to the Company as they are issued, which may be in advance of their effective date. Management does not believe that any pronouncement not yet effective but recently issued would, if adopted, have a material effect on the accompanying financial statements.

Note 3 License Agreement

The Company entered into a product license agreement on September 16, 2016 with Tuffy Packs, LLC, a Texas corporation, to sell Ballistic Panels in certain countries, essentially in Europe. The license was for a period of two years unless terminated and may be renewed for successive terms of two years each. The payment terms for the license is as follows:

1.	$10,000 payable within seven days after the effective date;
2.	An additional $15,000 payable within 30 days after the effective date; and
3.	A final payment of $25,000 payable within 90 days of the effective date.

The Company initially recorded an intangible asset and a license fee payable of $50,000.

As at December 31, 2019, the Company had paid $16,500 to the Licensor, leaving an unpaid balance of $33,500. The Company has fully amortized the intangible asset of $50,000.

As a result of the failure to make payments as required under the agreement, the Company was informed on March 20, 2017, that going forward, the agreement would be on a non-exclusive basis.

F-10

Note 4 Demand Notes and Accrued Interest Payable

The Company has three notes payable. Each note is unsecured and payable on demand.

	December 31, 2019	December 31, 2018

Note payable bearing interest at 8%	$25,000	$25,000
Accrued interest there on	29,797	27,797
	54,797	52,797

	December 31, 2019	December 31, 2018

Note payable bearing interest at 5%
(Debt is Canadian $30,000)	23,077	22,059
Accrued interest there on	14,712	12,960
	37,789	35,019

	December 31, 2019	December 31, 2018
Note payable bearing interest at 12%	25,000	25,000
Accrued interest there on	16,690	13,682
	41,690	38,682

Total debt and interest payable	$134,276	$126,498

Interest accrued on the note bearing 8% interest was $2,000 for the twelve months ended December 31, 2019 (2018 - $2,000).

Interest accrued on the note bearing 5% interest was $1,141 for the twelve months ended December 31, 2019 (2018 - $1,143).

Interest accrued on the note bearing 12% interest was $3,000 for the twelve months ended December 31, 2019 (2018 - $2,992).

Note 5 Convertible Notes Payable

As at December 31, 2019, there are nine convertible notes payable. All notes are non-interest bearing, unsecured and payable on demand. The notes are convertible into common stock at the discretion of the holder at five different conversion rates: $0.01 debt to 1 common share, $0.005 to 1 common share; $0.15 to 1 common share; $0.05 to 1 common share; and $0.04 to 1 common share. The effect that conversion would have on earnings per share has not been disclosed due to the anti-dilutive effect. A recap of convertible debt outstanding based on conversion rates is as follow:

	December 31, 2019	December 31, 2018

Convertible at $0.01 debt to 1 common share	$85,000	$85.000
Convertible at $0.005 debt to 1 common share	10,000	10,000
Convertible at $0.015 debt to 1 common share	25,000	25,000
Convertible at $0.05 debt to 1 common share	23,490	23,490
Convertible at $0.04 debt to 1 common share	20,000	20,000
	$163,490	$163,490

F-11

Note 6 Related Party Convertible Loan

In 2008, the current President advanced the Company $561 repayable without interest or any other terms. The unpaid balance as at October 23, 2018 was $261. The President advanced a further $229 (CAD $300) to cover out of pocket expenditures. On October 23, 2018, the Company entered into a convertible note payable with the President by combining the two advances to the aggregate amount of $490. The note payable is due on demand and may be convertible to common stock of the Company at $0.05 per share. There were no other related party transactions during the period ended December 31, 2019 or the year ended December 31, 2018. The loan has been included in Note 5 above.

Note 7 Common Stock

On March 25, 2019, the Company completed a private placement of 600,000 shares of common stock at a per share price of $0.05 for gross proceeds of $30,000. This was issued during the period ended December 31, 2019.

On February 14, 2019, the Company completed a private placement of 400,000 shares of common stock at a per share price of $0.05 for gross proceeds of $20,000. This was issued during the period ended December 31, 2019.

On March 2, 2018, the Company completed a private placement of 150,000 shares of common stock at a per share price of $0.10 for gross proceeds of $15,000. The shares were issued on June 16, 2019.

On February 16, 2018, the Company completed a private placement of 150,000 shares of common stock at a per share price of $0.10 for gross proceeds of $15,000. The shares were issued on June 16, 2019.

On January 25, 2018, two convertible notes were converted into shares. One note for $25,000 was converted into 2,500,000 shares at $0.01 per share and the other note for $10,000 was converted into 2,000,000 shares at $0.005 per share.

On July 14, 2017, two convertible notes were converted into shares. One note for $25,000 was converted into 555,556 shares at $0.045 per share and the other note for $20,000 was converted to 400,000 shares at $0.05 per share.

On January 21, 2015, a majority of the Company’s stockholders approved a consolidation of the issued and outstanding shares of common stock, on a 10 for 1 basis, thereby decreasing the issued and outstanding share capital from 113,020,000 to 11,302,009. This was effected on March 11, 2015.

On March 30, 2006, the Company entered into a private placement agreement whereby the Company issued 20,000 Regulation-S shares in exchange for $50,000. ($2.50 per share).

On June 7, 2004, the Company issued 5,907,000 in consideration of $472 in cash. ($.00008 per share.)

On June 14, 2001, the Company approved a forward stock split of 5,000:1.

F-12

On June 15, 1998, the Company authorized and issued 5,375,000 shares of its common stock in consideration of $430 in cash. ($.00008 per share.)

There are no shares subject to warrants or options as of December 31, 2019.

Note 8 Income Taxes

Income tax recovery differs from that which would be expected from applying the effective tax rates to the net income (loss) as follows:

	December 31,	December 31,
	2019	2018
Net loss for the year	$(42,263)	$(53,906)
Statutory and effective tax rates	27.0%	27.0%
Income taxes expenses (recovery) at the effective rate	$(11,406)	$(14,555)
Effect of change in tax rates		(3,417)
Tax benefit not recognized	11,406	17,972
Income tax expense (recovery) and income tax liability (asset)	$-	$-

As at December 31, 2019 the tax effect of the temporary timing differences that give rise to significant components of deferred income tax asset are noted below. A valuation allowance has been recorded as management believes it is more likely than not that the deferred income tax asset will not be realized.

	December 31,	December 31,
	2019	2018
Tax loss carried forward	$437,960	$395,697

Deferred tax assets	$118,244	$106,838
Valuation allowance	(118,244)	(106,838)

Deferred taxes recognized	$-	$-

The tax losses will expire between 2028 and 2039.

F-13

MADISON TECHNOLOGIES INC.

INTERIM BALANCE SHEETS

(Unaudited)

	September 30, 2020	December 30, 2019
ASSETS

CURRENT ASSETS
Cash	$6,357	$1,366
Prepaid expenses	66,833	5,178
	73,190	6,544
Intangible Assets (Note 5)	328,857	-
Total Assets	$402,047	$6,544

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued charges	$38,600	$33,655
License fee payable (Note 6)	33,500	33,500
Related party loan (Note 10)	300	-
Demand notes and accrued interest payable (Note 8 and Note 9(e))	20,236	-
Convertible notes and accrued interest payable (Note 9)	380,747	297,766
TOTAL LIABILITIES	473,383	364,921

STOCKHOLDERS’ DEFICIIT
Capital Stock: (Note 11 and 12)
Preferred Shares – 50,000,000 shares authorized, $0.001 par value
Preferred Shares - Series A, $0.001 par value; 3%, stated value $100 per share 100,000 shares designated, 92,999 shares issued and outstanding	$93	$-
Preferred Shares - Series B, $0.001 par value; Super Voting 10,000 shares designated, 10,000 shares issued and outstanding	10	-
Preferred Shares - Series C, $0.001 par value; 2%, stated value $100 per share 10,000 shares designated, none issued	-	-
Common Shares - $0.001 par value; 500,000,000 shares authorized 19,842,565 shares issued and outstanding (Dec 31, 2019 - 18,057,565 shares)	19,842	18,057
Additional Paid in Capital:
Preferred shares Series A	168,023	-
Preferred shares Series B	174,968
Common shares	323,910	197,845
Accumulated deficit	(758,182)	(574,279)
Total stockholders’ deficit	(71,336)	(358,377)
Total liabilities and stockholders’ deficit	$402,047	$6,544

Note 2 Going concern

Note 13 Subsequent events

See Accompanying Notes to the Interim Financial Statements.

F-14

MADISON TECHNOLOGIES INC.

INTERIM STATEMENTS OF OPERATIONS

(Unaudited)

	For the three	For the three	For the nine	For the nine
	month ended	month ended	month ended	month ended
	Sep 30 2020	Sep 30 2019	Sep 30 2020	Sep 30 2019

Revenues
Sales	$210	$1,371	$1,164	$3,049
Cost of sales	31	471	763	1,578

Gross Margin	179	900	401	1,471

Operating expenses
Amortization expense	20,884	-	20,884	-
Consulting fees	40,000	-	40,000	-
Management fees	10,000	-	10,000	-
Professional fees	27,870	1,640	31,519	5,109
Royalties	41,667	-	41,667	-
General and administrative	6,320	5,568	18,009	19,406

Total operating expenses	146,741	7,208	162,079	24,515

Loss before other expense	(146,562)	(6,308)	(161,678)	(23,044)

Other items
Interest	(4,519)	(1,530)	(7,592)	(4,594)
Amortized interest	(14,633)	-	(14,633)	-

Net loss and comprehensive loss	$(165,714)	$(7,838)	$(183,903)	$(27,638)

Net loss per share-Basic and diluted	$(0.009)	$(0.001)	$(0.010)	$(0.002)

Average number of shares of common stock outstanding	19,396,315	17,831,478	18,507,072	17,119,470

See Accompanying Notes to the Interim Financial Statements.

F-15

MADISON TECHNOLOGIES INC.

INTERIM STATEMENTS OF STOCKHOLDERS’ DEFICIT

(Unaudited)

	Number of shares
	Series A	Series B		Series A	Series B		Additional Paid In Capital
	Preferred	Preferred	Common	Preferred	Preferred	Common	Preferred	Preferred		Accumulated
	Shares	Shares	Shares	Amount	Amount	Amount	Series A	Series B	Common	Deficit	Total

Balance, December 31, 2019	-	-	18,057,565	$-	$-	$18,057	$-	$-	$197,845	$(574,279)	$(358,377)
Net loss for the period	-	-	-	-	-	-	-	-	-	(7,109)	(7,109)

Balance, March 31, 2020	-	-	18,057,565	-	-	$18,057	-	-	$197,845	$(581,388)	$(365,486)
Net loss for the period	-	-	-	-	-	-	-	-	-	(11,080)	(11,080)

Balance, June 30, 2020	-	-	18,057,565	-	-	$18,057	-	-	$197,845	$(592,468)	$(376,566)
Conversion of debt at $0.01 per share	-	-	1,690,000	-	-	1,690	-	-	15,210	-	16,900
Issuance of shares for services	-	-	95,000	-	-	95	-	-	855	-	950
Shares issued for license	92,999	10,000	-	93	10	-	168,023	174,968	-	-	343,094
Convertible debt issued	-	-	-	-	-	-	-	-	110,000	-	110,000
Net loss for the period	-	-	-	-	-	-	-	-	-	(165,714)	(165,714)

Balance, September 30, 2020	92,999	10,000	19,842,565	$93	$10	$19,842	$168,023	$174,968	$323,910	$(758,182)	$(71,336)

See Accompanying Notes to the Interim Financial Statements

F-16

MADISON TECHNOLOGIES INC.

INTERIM STATEMENTS OF STOCKHOLDERS’ DEFICIT

(Unaudited)

			Additional
	Common		Paid In	Shares	Accumulated
	Shares	Amount	Capital	Subscribed	Deficit	Total

Balance, December 31, 2018	16,757,565	$16,757	$119,145	$30,000	$(532,016)	$(366,114)
Shares subscribed at $0.05 per share	-	-	-	20,000	-	20,000
Shares subscribed at $0.05 per share	-	-	-	30,000	-	30,000
Net loss for the period	-	-	-	-	(10,602)	(10,602)

Balance, March 31, 2019	16,757,565	16,757	119,145	80,000	(542,618)	(326,716)
Net loss for the period	-	-	-	-	(9,198)	(9,198)

Balance, June 30, 2019	16,757,565	16,757	119,145	80,000	(551,816)	(335,914)
Shares issued at $0.10 per share	300,000	300	29,700	(30,000)	-	-
Shares issued at $0.05 per share	1,000,000	1,000	49,000	(50,000)	-	-
Net loss, September 30, 2019	-	-	-	-	(7,838)	(7,838)

Balance, September 30, 2019	18,057,565	$18,057	$197,845	$-	$(559,654)	$(343,752)

See Accompanying Notes to the Interim Financial Statements.

F-17

MADISON TECHNOLOGIES INC.

INTERIM STATEMENTS OF CASH FLOWS

(Unaudited)

	For the nine	For the nine
	Months ended	Months ended
	Sep 30 2020	Sep 30 2019

Cash flows from operating activities:
Net loss for the period	$(183,903)	$(27,638)
Adjustments to reconcile net loss to cash used in operating activities:
Amortization of intangible assets	20,884	-
Amortized interest	14,633	-
Accrued interest on notes	7,592	4,594
Foreign exchange on notes payable	(1,108)	784
Services paid with shares	950	-
Changes in assets and liabilities:
Prepaid expenses	(61,655)	-
Accounts payable and accrued charges	4,945	(19,055)
Related party advance	300	(5,952)
Net cash used in operating activities	(197,362)	(47,267)

Cash flows from investing activities:
Brand design	(6,647)	-
Net cash provided by (used in) investing activities	(6,647)	-

Cash flows from financing activities:
Proceeds from note payable	20,000	80,000
Proceeds from convertible notes payable	189,000	-
Shares subscribed but not issued	-	(30,000)
Net cash provided by financing activities	209,000	50,000

Net increase in cash	4,991	2,733
Cash, beginning of period	1,366	2,543
Cash, end of period	$6,357	$5,276

SUPPLEMENTAL DISCLOSURE

Interest paid	$-	$-
Taxes paid	$-	$-

See Accompanying Notes to the Interim Financial Statements

F-18

MADISON TECHNOLOGIES INC.

NOTES TO THE INTERIM FINANCIAL STATEMENTS

(Unaudited)

September 30, 2020

Note 1 Interim Reporting

While the information presented in the accompanying interim nine month financial statements is unaudited, it includes all adjustments, which are, in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows for the interim periods presented in accordance with accounting principles generally accepted in the United States of America. These interim financial statements follow the same accounting policies and methods of their application as the Company’s December 31, 2019 annual financial statements. All adjustments are of a normal recurring nature. It is suggested that these interim financial statements be read in conjunction with the Company’s December 31, 2019 annual financial statements. Operating results for the nine months ended September 30, 2020 are not necessarily indicative of the results that can be expected for the year ended December 31, 2020.

Note 2 Nature and Continuance of Operations

The Company was incorporated on June 15, 1998 in the State of Nevada, USA and the Company’s common shares are publicly traded on the OTC Markets OTCQB.

Up until fiscal 2014, the Company was in the business of mineral exploration. On May 28, 2014, the Company formalized an agreement whereby it purchased assets associated with a smokeless cannabis delivery system. The Company planned to develop this system for commercial purposes. On December 14, 2014, this asset purchase agreement was terminated.

On January 21, 2015, a majority of the Company’s stockholders approved a consolidation of the issued and outstanding shares of common stock, on a 10 for 1 basis, thereby decreasing the issued and outstanding share capital from 113,020,000 to 11,302,000. On March 11, 2015, the Company changed its name from Madison Explorations, Inc. to Madison Technologies Inc. and effected the stock consolidation.

On September 16, 2016, the Company entered into an exclusive distribution product license agreement with Tuffy Packs, LLC to distribute products into the United Kingdom and 43 other essentially European countries. The Company sold ballistic panels which are personal body armors, that conform to the National Institute of Justice (NIJ) Level IIIA threat requirements. The Company’s plan of operations and sales strategy included online and social media marketing, as well as attending various tradeshows and conferences. As the Company failed to make specified payments as required, the agreement was amended to a non-exclusive basis.

Effective December 31, 2016, the Company dissolved its wholly owned subsidiary, Scout Resources Inc. (“Scout”) and assumed all the debt that Scout owed.

On July 17, 2020, the Company entered into an agreement to acquire the Casa Zeta-Jones Brand License Agreement from Luxurie Legs, LLC of Delaware. Luxurie Legs transferred all of its rights, title and interest in the License Agreement to the Company in exchange for the Company’s newly issued preferred convertible Series A stock. Upon conversion, the stock could control up to 95% of the outstanding common shares. The agreement also required voting control, represented by newly issued shares of preferred Series B stock, to be issued to an independent person, not affiliated with either the Company or Luxurie Legs.

F-19

On September 25, 2020, the Company entered into a share exchange agreement to acquire 51% of the common shares of Posto Del Sole Inc., a leading jewelry designer, to further develop the Company’s existing brands and create new designer labels. Posto Del Sole currently offers four jewelry collections covering multiple designs in diamonds, gold and silver, fashion, vintage, bridal and room to expand into areas such as Bespoke, diamond basics and watches. At September 30, 2020, the share exchange had not closed.

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for its next twelve months. Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern. At September 30, 2020, the Company had not yet achieved profitable operations, had accumulated losses of $758,182 since its inception and expects to incur further losses in the development of its business, all of which casts substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has no formal plan in place to address this concern but considers that the Company will be able to obtain additional funds by equity financing and/or related party advances. That said, there is no assurance of additional funding being available.

Note 3 Summary of Significant Accounting Policies

There have been no changes in the accounting policies from those disclosed in the notes to the audited financial statements for the year ended December 31, 2019.

Note 4 Recent Accounting Pronouncements

The Company adopts new pronouncements relating to generally accepted accounting principles applicable to the Company as they are issued, which may be in advance of their effective date. Management does not believe that any pronouncement not yet effective but recently issued would, if adopted, have a material effect on the accompanying financial statements.

Note 5 Intangible assets

Intangible assets are amortized on a straight-line basis over the term of the Casa Zeta-Jones license, which is 3.5 years.

	Cost	Amortization	Net

Brand design	$6,647	$462	$6,185
License	343,094	20,422	322,672

	$349,741	$20,884	$328,857

F-20

Note 6 License Agreements

A.	The Company entered into an exclusive product license agreement on September 16, 2016 with Tuffy Packs, LLC, a Texas corporation, to sell Ballistic Panels in certain countries, essentially in Europe. The license was for a period of two years unless terminated and may be renewed for successive terms of two years each. The payment terms for the license is as follows:

1.	$10,000 payable within seven days after the effective date;
2.	An additional $15,000 payable within 30 days after the effective date; and
3.	A final payment of $25,000 payable within 90 days of the effective date.

At December 31, 2018, the Company had paid $16,500 to the Licensor, leaving an unpaid balance of $33,500. To date, the Company has recorded a total license amortization of $50,000.

As a result of the failure to make payments as required under the agreement, the Company was informed on March 20, 2017, that going forward, the agreement would be on a non-exclusive basis.

B.	The Company entered into an acquisition agreement with Luxurie Legs, LLC, a Delaware corporation, to acquire the Casa Zeta-Jones Brand license agreement on July 17, 2020. The license agreement, as amended, grants the Company the worldwide rights to promote and sell certain products, and license the rights to manufacture, promote and sell such products under the brand Casa Zeta-Jones and more. (See Form 8K filing dated July 17, 2020, Exhibit 2.1) The license agreement was valued at $343,094 which include the issuance of 92,999 Series A 3% Convertible Preferred Series A shares valued at $168,116 and 10,000 Preferred Series B voting shares valued at $174,978. (see Note 13).

The values were based on the licensor obtaining 95% of the Company’s common shares, whose value was discounted by a 50% factor, given the lightly traded history in its shares.

The Company is subject to the following terms:

a.	A 3 year term as follows:

i.	Year 1: execution – December 31, 2021
ii.	Year 2: January 1, 2022 – December 31, 2022
iii.	Year 3: January 1, 2023 – December 31, 2023

b.	Marketing date November 2020, On Shelf Date February 15, 2021

c.	Royalty payments with a rate of 8%, net of sales

d.	Advance prepayment of $150,000 to be applied against royalties, paid as follows:

i.	$50,000 upon signing (paid)
ii.	$50,000 on July 20, 2020 (paid)
iii.	$50,000 on September 1, 2020 (paid October 16, 2020)

e.	Guaranteed minimum sales and guaranteed minimum royalties:

Year		Guaranteed Minimum Royalties	Guaranteed Minimum Sales

i.	7/17/20 – 12/31/21	$250,000	$3,200,000
ii.	1/1/22 – 12/31/22	$250,000	$3,200,000
iii.	1/1/23 – 12/31/23	$250,000	$3,200,000

f.	The Company to provide the Licensor with 50 gift sets of Licensed Products annually.

F-21

Note 7 Share Exchange Agreement

The Company entered into a Share Exchange Agreement on September 25, 2020 with Posto Del Sole Inc. a New York corporation, to acquire 51% of the shares Posto Del Sole Inc. and in return, the Company will issue 10,000 Preferred Series C shares. (See Note 13). As part of the agreement, the Company is to provide monthly investments to a total aggregate of $1,000,000 during the twelve month period following the closing. Posto Del Sole Inc. has 60 days from closing to provide the necessary financial statements and notes as required to satisfy regulatory requirements and disclosures. The Share Exchange closed subsequent to September 30, 2020.

Note 8 Note Payable

The Company has one note payable that is accruing interest at 5% per annum. The note is unsecured and matures on June 30, 2021.

	September 30, 2020	December 31, 2019

Note payable bearing interest at 5%	$20,000	$-
Accrued interest thereon	236	-
	$20,236	$-

Note 9 Convertible Notes and Accrued Interest Payable

A summary of the convertible notes and accrued interest payable is as follow:

Face Value	Conversion Rate	Interest rate	Due Date	Accrued Interest	Carrying Value	Sept 30 2020 Total	Dec 31 2019 Total
$10,000	$0.005	-	-	$-	$10,000	$10,000	$10,000
$85,000	$0.010	-	-	-	68,100	68,100	85,000	(a)
$50,000	$0.010	10%	12/21/2020	1,250	50,000	51,250	-	(b)
$5,000	$0.010	10%	12/26/2020	133	5,000	5,133	-	(c)
$7,500	$0.010	10%	6/22/2021	268	7,500	7,768	-	(c)
$20,000	$0.040	-	-	-	20,000	20,000	20,000
$68,490	$0.050	-	-	-	68,490	68,490	48,490	(d)
$25,000	$0.050	12%	-	18,934	25,000	43,934	41,690	(e)
$25,000	$0.050	8%	-	31,297	25,000	56,297	54,797	(e)
$22,388	$0.050	5%	-	15,112	22,388	37,500	37,789	(e)
$110,000	$0.050	10%	Various	1,143	11,133	12,276	-	(f)
				$68,137	$312,611	$380,748	$297,766

All notes are unsecured and, except where specifically noted, are due on demand. Except for notes denoted below under (e), all accrued interest occurred in the nine months ended September 30, 2020. As at April 2, 2020, all the convertible notes payable have been amended to include that no such conversion shall result in the Holder holding in excess of 9.99% of the total issued and outstanding common stock of the Company at any time. The effect that conversion would have on earnings per share has not been disclosed due to the anti-dilutive effect

(a)	On July 23, 2020, $16,900 was converted into 1,690,000 common shares.
(b)	The notes are convertible into common stock at the discretion of the Holder at the lesser of $0.01 or 50% of the lowest closing bid price for the Company’s stock during the 20 days immediately preceding the date of delivery by Holder to the Company of the Conversion Notice.

F-22

(c)	The notes are convertible into common stock at the discretion of the Holder at 50% of the lowest closing bid price for the Company’s common stock during the 30 trading days immediately preceding the date of delivery by Holder to the Company of the Conversion Notice.
(d)	Included in this debt is $490 due to the former CEO.
(e)	On April 2, 2020, these notes terms were changed from non-convertible to convertible at $0.05 debt to 1 common share. During the nine-month ended September 30, 2020, interest accrued on this debt was $4,564 (2019 - $4,594). For comparative purposes, these amounts previously shown as debt payable as at December 31, 2020, have been reclassified as convertible debt.
(f)	Prior to July 17, 2020, the Company’s stock was very lightly traded, such that at the time convertible debt was issued, the instrument was not readily converted into cash. Accordingly, no portion of the instrument was allocated to equity. However, from that date forward, the Company had significant shares traded, such that any convertible debt subsequently issued could be converted into cash, and a portion or all of the proceeds could be allocated to equity. Based on the intrinsic value of the beneficial conversion feature, as per FASB topic ASC 470-20 Debt with Conversion and other Options, it was determined that all of the value of the notes should be allocated to equity and amortized to interest, based on the due date of the debt. A summary of the balances of each note is as follows:

Allocated to equity	Due date	Amortized as Interest	Accrued Interest at 10%	Total
$20,000	09/30/2021	$835	$66	$901
$30,000	03/21/2021	5,066	469	5,535
$60,000	08/31/2021	5,232	608	5,840
$110,000		$11,133	$1,143	$12,276

Note 10 Related Party

As at September 30, 2020, the President and CEO of the Company is owed $300 for out of pocket expenditures and incurred $10,000 in management fees.

On September 28, 2020, the Company entered into a renewable employment agreement with the President and CEO of the Company. The term is for one year with a base salary of $8,000 per month. Such base salary may be increased by an amount no less than 5% on each anniversary date plus any additional amount as determined by the Company’s board of directors.

The President and CEO of the Company currently holds 10,000 Series B Preferred Super Voting shares which he is entitled to 51% voting rights no matter how many shares of common stock or other voting stock of the Company are issued or outstanding in the future, such that he shall always have majority voting control of the Company.

Note 11 Common Stock

The following common stock transactions occurred during the nine-month ended September 30, 2020:

On July 23, 2020, the Company issued 1,785,000 shares of common stock pursuant to a notice of conversion of a note payable of $16,900 at $0.01 per share plus legal fees of $950, totaling $17,850.

F-23

Subsequent to the period end of September 30, 2020, the Company had the following common stock transactions:

On October 27, 2020, the Company issued 1,900,000 shares of common stock pursuant to a notice of partial conversion of a note payable of $9,500 at $0.005 per share.

On October 19, 2020, the Company issued 1,730,000 shares of common stock pursuant to a notice of partial conversion of a note payable of $17,300 at $0.01 per share.

The following common stock transactions occurred in the year ended December 31, 2019:

On March 25, 2019, the Company completed a private placement of 600,000 shares of common stock at a per share price of $0.05 for gross proceeds of $30,000. This was issued during the period ended December 31, 2019.

On February 14, 2019, the Company completed a private placement of 400,000 shares of common stock at a per share price of $0.05 for gross proceeds of $20,000. This was issued during the period ended December 31, 2019.

There are no shares subject to warrants or options as of September 30, 2020.

Note 12 Preferred Shares

Series A 3% Convertible Preferred Stock, par value $0.001 with a stated valued of $100 per share

There are 100,000 designated and authorized Series A 3% convertible preferred stock with a 9.99% conversion cap and anti-dilution rights for 24 months from time of issuance. Holders of Series A 3% Preferred Stock shall be entitled to receive, when and as declared, dividends equal to 3% per annum on the stated value, payable in additional shares of Series A Preferred Stock. Holders of Series A 3% Convertible Preferred Stock have the right to vote on any matter that may be submitted to the Company’s shareholders for vote, on an as converted basis, either by written consent or by proxy. Each share of Series A 3% Convertible Preferred Stock may be convertible into 3420 shares of Common Stock, or as adjusted to equal the conversion ratio multiplied by a fraction, the numerator of which shall be the number of shares outstanding on a fully diluted basis after the issuance of the dilution shares, and the denominator shall be 360,000,000. (See Form 8K filing on August 6, 2020, Exhibit 10.3)

Pursuant to the License Agreement on July 17, 2020, 92,999 Series A 3% Convertible Preferred Stock were issued. The Series A 3% Convertible Preferred Stock was valued at $168,116 which equates to 49% of $343,094 (the valuation calculated for the acquisition cost of the Casa Zeta-Jones Brands License Agreement). The acquisition cost was derived using the current market price of $0.04 x 95% of the number of the issued and outstanding shares of the Company at the time (18,057,565) x 50% of the value. (See Note 6).

Series B Super Voting Preferred Stock, par value $0.001

There are 10,000 designated and authorized Series B Super Voting Preferred Stock. Holders with Series B Super Voting Preferred Stock have the right to vote on all shareholder matters equal to 51% of the total vote of common stockholders. The Series B Super Voting Preferred Stock holder is entitled to 51% voting rights no matter how many shares of common stock or other voting stock of the Company are issued or outstanding in the future, such that the holder of Series B Super Voting Preferred Stock shall always have majority control of the Company. (See Form 8K filing on August 6, 2020, Exhibit 10.3)

Pursuant to the License Agreement on July 17, 2020, 10,000 Series B Super Voting Preferred Stock were issued. The Series B Super Voting Preferred Stock was valued at $174,978 which equates to 51% of $343,094 (the valuation calculated for the acquisition cost of the Casa Zeta-Jones Brands License Agreement) as Series B Super Voting Preferred Stock is entitled to 51% voting rights no matter how many shares of common stock or other voting stock of the Company are issued or outstanding and shall always have the majority control of the Company. (See Note 6)

F-24

Series C 2% Convertible Preferred Stock, par value $0.001 with a stated value of $100 per share

There are 10,000 designated and authorized Series C 2% convertible preferred stock with a 9.99% conversion cap. Holders of Series C 2% Preferred Stock shall be entitled to receive, when and as declared, dividends equal to 2% per annum on the stated value, payable in additional shares of Series C Preferred Stock. So long as any shares of Series C Preferred Stock remain outstanding, neither the Company nor any subsidiary thereof shall, without the consent of the Holders of 80% of the shares of Series C Preferred Stock then outstanding, redeem, repurchase or otherwise acquire directly or indirectly any Junior Securities nor shall the Company directly or indirectly pay or declare or make any distribution upon, nor shall any distribution be made in respect of, any Junior Securities, nor shall any monies be set aside for or applied to the purchase or redemption of any Junior Securities. Each holder of the Series C Preferred Stock shall have the right to vote on any matter that may from time to time be submitted to the Company’s shareholders for a vote, on an as converted basis, either by written consent or by proxy. Each share of Series C 2% Convertible Preferred Stock may be convertible into 100 shares of Common Stock.

As at September 30, 2020, no Series C Convertible Preferred shares were issued.

Note 13 Subsequent Events

During October 2020, the Company entered into three convertible note payables totaling $160,000, convertible at $0.05 with a rate of 10% per annum that matures on October 31, 2021.

On October 16, 2020, the Company paid the balance of $50,000 towards the advance royalty pursuant to the License Agreement.

On October 19, 2020, the Company issued 1,730,000 shares of common stock pursuant to a notice of partial conversion of a note payable of $17,300 at $0.01 per share.

On October 27, 2020, the Company issued 1,900,000 shares of common stock pursuant to a notice of partial conversion of a note payable of $9,500 at $0.005 per share.

On October 29, 2020, the Company advanced $85,000 towards the investment in Posto Del Sole Inc.

F-25

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The Registrant estimates that expenses in connection with the distribution described in this Registration Statement will be as shown below. All expenses incurred with respect to the distribution will be paid by the Company.

Expense

Legal fees and expenses:	$20,000
Accounting fees and expenses:	$15,000
Total:	$35,000

Item 14. Indemnification of Directors and Officers

See the Bylaws of the Company as shown on Exhibit 3.2 herein.

Agreements

We intend to modify the compensation agreements with selected officers and directors, pursuant to which we will agree, to the maximum extent permitted by law, to defend, indemnify and hold harmless the officers and directors against any costs, losses, claims, suits, proceedings, damages or liabilities to which our officers and directors become subject to which arise out of or are based upon or relate to our officers and directors engagement by the Company.

Recent Sales of Unregistered Securities

During the year ended December 31, 2019, we have issued the following securities, which were not registered under the Securities Act which were previously disclosed in the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Effective July 14, 2020, the Board of Directors of Madison Technologies, Inc. (the “Company”) approved the creation and issuance of 100,000 shares of Series A Convertible Preferred Stock and 100 shares of Series B Super Voting Preferred Stock pursuant to the conditions precedent to closing the Acquisition Agreement with Luxurie Legs, LLC ratified on July 17, 2020, under which the Company acquired the Casa Zeta-Jones Brand License Agreement (the “License Agreement”) from Luxurie Legs, LLC (“Luxurie”). Please see item 3.02 of the form 8-K filed on August 7, 2020 for information relating to the Unregistered Sales of Equity Securities.

On July 28, 2020, the Company filed a Certificate of Amendment to its Articles of Incorporation and Certificates of Designation establishing the designations, preferences, limitations and relative rights of the Company’s Series A Convertible Preferred Stock and Series B Super Voting Preferred Stock in the State of Nevada. Please see item 5.03 of the form 8-K filed on August 7, 2020 for information relating to the Amendment to Articles of Incorporation or Bylaws.

The issuances of the above securities were made in reliance upon exemptions from registration available under Section 4(a)(2) and Rule 144 of the Securities Act, among others, as transactions not involving a public offering. This exemption was claimed on the basis that these transactions did not involve any public offering and the purchasers in each offering were accredited or sophisticated and had sufficient access to the kind of information registration would provide. In each case, appropriate investment representations were obtained and certificates representing the securities were issued with restrictive legends.

II-1

Exhibits

The exhibits and financial statement schedules filed as part of this registration statement are as follows:

Exhibit	Description

3.1*	Articles of Incorporation and Certificate of Amendment, filed as an exhibit to Madison’s registration statement on Form 10-SB filed on May 4, 2005, and incorporated herein by reference.

3.2*	By-Laws, filed as an exhibit to Madison’s registration statement on Form 10-SB filed on May 4, 2005, and incorporated herein by reference.

3.3*	Certificate of Amendment dated March 9, 2015, filed as an Exhibit to Madison’s current report on Form 8-K filed March 11, 2015, and incorporated herein by reference

3.4*	Certificate of Amendment to its Articles of Incorporation and Certificates of Designation establishing the designations, preferences, limitations and relative rights of the Company’s Series A Convertible Preferred Stock and Series B Super Voting Preferred Stock in the State of Nevada, filed as an exhibit to Madison’s Form 8-k filed on August 7, 2020 and incorporated herein by reference.

5.1	Legal Opinion of Stout Law Group, P.A. Regarding Legality of the Securities Being Registered

10.1*	Share Purchase Agreement dated July 3, 2018 between Thomas Brady and Joseph Gallo, filed as an Exhibit to Madison’s current report on Form 8-K filed July 9, 2018.

10.5*	Product License Agreement dated September 16, 2016 between Tuffy Packs, LLC and Madison Technologies Inc., filed as an exhibit to Madison’s Form 8-K (Current Report) filed on September 19, 2016, and incorporated herein by reference.

10.6*	Acquisition Agreement, ratified July 17, 2020 and Officers Certificates for Madison Technologies, Inc. and Luxurie Legs, LLC dated July 17, 2020, filed as an exhibit to Madison’s Form 8-K filed on July 20, 2020, and incorporated herein by reference.

10.7	Acquisition Agreement dated September 25, 2020 for Fifty-One percent (51%) of the total outstanding shares of Posto Del Sole, Inc.

14*	Code of Ethics, filed as an exhibit to Madison’s 2010 annual report on Form 10-K filed on March 31, 2010, and incorporated herein by reference.

23.1	Consent of PCAOB Auditors K. R. Margetson Ltd.

23.2	Consent of Stout Law Group, P.A. (included with Exhibit 5.1)

99.1	Convertible Promissory Notes Issued Per Section 3.01 of the Acquisition Agreement with Luxurie Legs, LLC

* Previously filed

II-2

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a) (3) of the Securities Act;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

II-3

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (Sec. 230-424);

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(7)	That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof

(8)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of North Vancouver on December 7, 2020.

MADISON TECHNOLOGIES, INC.

Date: December 7, 2020		/s/ Jeffrey Canouse
	By:	Jeffrey Canouse
	Its:	Chief Executive Officer; Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Capacity in Which Signed	Date

/s/ Jeffrey Canouse	Chief Executive Officer	December 7, 2020
Jeffrey Canouse	(Principal Executive Officer Principal Accounting Officer and Director)

/s/ Jeffrey Canouse	Chief Financial Officer	December 7, 2020
Jeffrey Canouse	(Principal Accounting Officer and Director)

II-5